UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Fifth Street Senior Floating Rate Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Fifth Street Senior Floating Rate Corp.
777 West Putnam Avenue, 3rd Floor
Greenwich, CT 06830

Dear Stockholders:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Fifth Street Senior Floating Rate Corp. (“FSFR,” the “Company,” “we,” “us” or “our”) to be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York New York on April 7, 2016, at 9:00 a.m., local time. Stockholders of record of FSFR at the close of business on March 2, 2016 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Details of the business to be conducted at the Annual Meeting are given in the accompanying Notice of Annual Meeting and 2016 Proxy Statement. This Proxy Statement was first sent to stockholders on or about March 4, 2016.

Your vote will be especially important at the Annual Meeting. As you may have heard, Ironsides Partners LLC, Ironsides Partners Special Situations Master Fund II L.P. and Ironsides P Fund L.P., together with their affiliates (collectively, “Ironsides”), and Robert C. Knapp and Richard W. Cohen (collectively, the “Ironsides Nominees” and each an Ironsides Nominee”), has notified the Company that Ironsides intends to nominate two individuals to become members of the Company’s Board of Directors and introduce a binding proposal to terminate the Investment Advisory Agreement (the “Investment Advisory Agreement”), dated as of June 27, 2013, by and between the Company and Fifth Street Management LLC (“Fifth Street Management”) and an advisory non-binding proposal that, if the stockholders vote in favor of terminating the Investment Advisory Agreement pursuant to the binding proposal, neither Fifth Street Management nor any of its principals or other affiliates should be engaged to manage or advise any of the assets of the Company in any capacity. You may receive a proxy statement, green proxy card and other solicitation materials from Ironsides. The Company is not responsible for the accuracy or completeness of any information provided by or relating to Ironsides or the Ironsides Nominees contained in the solicitation materials filed or disseminated by or on behalf of Ironsides or any other statements that Ironsides or the Ironsides Nominees for director may make.

Your Board of Directors unanimously recommends that you vote FOR the election of each of Ivelin M. Dimitrov and Brian S. Dunn, the nominees proposed by your Board of Directors. Your Board of Directors, including the Independent Directors, strongly urges you NOT to sign or return any proxy card sent to you by or on behalf of Ironsides. If you have previously submitted a green proxy card sent to you by or on behalf of Ironsides, you can revoke that proxy and vote for your Board of Directors’ nominees and on the other matters to be voted on at the Annual Meeting by using the enclosed WHITE proxy card or voting by Internet, telephone or mail.

It is very important that your shares be represented at the Annual Meeting. Whether or not you plan to attend, we hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone, or by mailing a proxy or voting instruction form. Returning the proxy or voting by Internet or telephone does not deprive you of your right to attend the Annual Meeting and to vote your shares in person.

We look forward to seeing you at the Annual Meeting. Your vote and participation, no matter how many or how few shares you own, are very important to us.

Sincerely,

Ivelin M. Dimitrov
Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on April 7, 2016.

Our 2016 Proxy Statement and the accompanying Annual Report on Form 10-K for the fiscal year ended September 30, 2015 are also available at http://fsfr.fifthstreetfinance.com.

FIFTH STREET SENIOR FLOATING RATE CORP.
777 West Putnam Avenue, 3rd Floor
Greenwich, CT 06830

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

To be Held at

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square
New York, New York
April 7, 2016, at 9:00 a.m., local time

Dear Stockholders:

The 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Fifth Street Senior Floating Rate Corp., a Delaware corporation (“FSFR,” the “Company,” “we,” “us” or “our”), will be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York on April 7, 2016 at 9:00 a.m., local time. At the Annual Meeting, stockholders will consider and vote on:

•	the election of two directors, each to serve until the 2019 Annual Meeting of Stockholders or until his successor is duly elected and qualified (Proposal 1);
•	a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending September 30, 2016 (Proposal 2);
•	a binding proposal put forth by Ironsides Partners LLC, Ironsides Partners Special Situations Master Fund II L.P. and Ironsides P Fund L.P., together with their affiliates (collectively, “Ironsides”) to terminate the Investment Advisory Agreement (the “Investment Advisory Agreement”), dated as of June 27, 2013, by and between the Company and with Fifth Street Management LLC (“Fifth Street Management”) (Proposal 3);
•	an advisory non-binding proposal put forth by Ironsides that, if the stockholders vote in favor of terminating the Investment Advisory Agreement pursuant to Proposal 3, neither Fifth Street Management nor any of its principals or other affiliates should be engaged to manage or advise any of the assets of the Company in any capacity (Proposal 4); and
•	such other business as may properly come before the Annual Meeting and any adjournments or postponements.

THE COMPANY’S BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE COMPANY’S DIRECTOR NOMINEES DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT (PROPOSAL 1), “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2016 (PROPOSAL 2), “AGAINST” THE BINDING PROPOSAL PUT FORTH BY IRONSIDES TO TERMINATE THE INVESTMENT ADVISORY AGREEMENT WITH FIFTH STREET MANAGEMENT (PROPOSAL 3), AND “AGAINST” THE ADVISORY NON-BINDING PROPOSAL PUT FORTH BY IRONSIDES THAT, IF THE STOCKHOLDERS VOTE IN FAVOR OF TERMINATING THE INVESTMENT ADVISORY AGREEMENT PURSUANT TO PROPOSAL 3, NEITHER FIFTH STREET MANAGEMENT NOR ANY OF ITS PRINCIPALS OR OTHER AFFILIATES SHOULD BE ENGAGED TO MANAGE OR ADVISE ANY OF THE ASSETS OF THE COMPANY IN ANY CAPACITY (PROPOSAL 4).

The nominees of the Board for election as directors of the Company are listed in the accompanying Proxy Statement.

You may receive solicitation materials from a dissident stockholder, Ironsides, seeking your proxy to vote for two individuals to become members of the Board of Directors, for a binding proposal to terminate the Investment Advisory Agreement by and between the Company and Fifth Street Management and for an advisory non-binding proposal that, if the stockholders vote in favor of terminating the Investment Advisory Agreement pursuant to the binding proposal, neither Fifth Street Management nor any of its principals or other affiliates should be engaged to manage or advise any of the assets of the Company in any capacity. THE BOARD OF DIRECTORS URGES YOU NOT TO SIGN OR RETURN ANY GREEN PROXY CARD SENT TO YOU BY OR ON BEHALF OF IRONSIDES.

YOUR VOTE IS EXTREMELY IMPORTANT THIS YEAR IN LIGHT OF THE PROXY CONTEST BEING CONDUCTED BY IRONSIDES.

Holders of record of Company common stock as of the close of business on March 2, 2016, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting. Whether or not you plan to attend the meeting, and whatever the number of shares you own, please follow the instructions on the enclosed WHITE proxy card to vote your shares via the Internet or telephone, or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided. Please note, however, that if you wish to vote in person at the meeting and your shares are held of record by a broker, bank, trustee, or nominee, you must obtain a “legal” proxy issued in your name from that record holder.

THE BOARD OF DIRECTORS URGES YOU NOT TO SIGN ANY GREEN PROXY CARD SENT TO YOU BY OR ON BEHALF OF IRONSIDES. IF YOU HAVE PREVIOUSLY SIGNED A GREEN PROXY CARD SENT TO YOU BY OR ON BEHALF OF IRONSIDES, YOU CAN REVOKE IT BY SIGNING, DATING AND MAILING THE ENCLOSED WHITE PROXY CARD IN THE ENVELOPE PROVIDED. ONLY YOUR LATEST DATED PROXY WILL BE COUNTED.

If you have any questions or need assistance in voting your shares, please call Innisfree M&A Incorporated, the firm assisting us in the solicitation. Stockholders in the U.S. and Canada may call toll-free at (877) 717-3923. From other locations please call +1 (412) 232-3651.

We are not aware of any other business, or any other nominees for election as directors, that may properly be brought before the Annual Meeting.

Thank you for your continued support of Fifth Street Senior Floating Rate Corp.

By order of the Board of Directors,

Bernard D. Berman
Chairman

Greenwich, CT
March 4, 2016

This is a very important meeting. To ensure proper representation at the Annual Meeting, please follow the instructions on the enclosed WHITE proxy card to vote your shares via the Internet or telephone, or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided. Even if you vote your shares prior to the Annual Meeting, if you are a record holder of shares, or a beneficial holder who obtains “legal” proxy from your broker, bank, trustee, or nominee, you still may attend the Annual Meeting and vote your shares in person.

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Page
Audit Committee	20
Compensation Committee	20
Nominating and Corporate Governance Committee	20
Co-Investment Committee	22
Code of Business Conduct and Ethics	22
Executive Compensation	22
Director Compensation	22
PROPOSAL 2 — RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2016 FISCAL YEAR	24
Independent Auditor’s Fees	24
Required Vote	24
Audit Committee Report	24
PROPOSAL 3 — BINDING PROPOSAL PUT FORTH BY IRONSIDES TO TERMINATE THE INVESTMENT ADVISORY AGREEMENT WITH FIFTH STREET MANAGEMENT	26
FSFR’s Opposition Statement Regarding Proposal 3	26
Required Vote	33
PROPOSAL 4 — ADVISORY NON-BINDING PROPOSAL PUT FORTH BY IRONSIDES, IF THE PROPOSAL TO TERMINATE THE INVESTMENT ADVISORY AGREEMENT IS SUCCESSFUL, ADVISING THE COMPANY’S BOARD OF DIRECTORS THAT NONE OF FIFTH STREET MANAGEMENT OR ANY OF ITS PRINCIPALS OR OTHER AFFILIATES SHOULD BE ENGAGED TO MANAGE OR ADVISE ANY OF THE ASSETS OF THE COMPANY IN ANY CAPACITY	33
FSFR’s Opposition Statement Regarding Proposal 4	33
Required Vote	36
OTHER MATTERS	36
Legal Proceedings	36
Stockholder Proposals	38
Other Business	38
Delivery of Proxy Materials	38
ANNEX A TO 2016 PROXY STATEMENT	A-1
ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION	A-1
Entities	A-1
Directors and Nominees	A-1
Certain Officers and Other Employees	A-1
Information Regarding Ownership of the Company’s Securities by Participants	A-2
Information Regarding Transactions in the Company’s Securities by Participants	A-3
Miscellaneous Information Concerning Participants	A-6

ii

Fifth Street Senior Floating Rate Corp.

777 West Putnam Avenue, 3rd Floor
Greenwich, CT 06830

PROXY STATEMENT

2016 Annual Meeting of Stockholders

General

We are furnishing you this Proxy Statement in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or “Board”) of Fifth Street Senior Floating Rate Corp. (“FSFR,” the “Company,” “we,” “us” or “our”) for use at the Company’s 2016 Annual Meeting of Stockholders (the “Annual Meeting”). This Proxy Statement and the Company’s Annual Report for fiscal year 2015 are being provided to stockholders on or about March 4, 2016. When we refer to the Company’s fiscal year, we mean the 12-month period ending September 30 of the stated year (for example, fiscal year 2015 was October 1, 2014 through September 30, 2015).

We encourage you to vote your shares, either by voting in person at the Annual Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you provide voting instructions, either via the Internet, by telephone or by mail, and the Company receives them in time for the Annual Meeting, the persons named as proxies will vote your shares in the manner that you specified.

Annual Meeting Information

Date and Location

We will hold the Annual Meeting at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York on April 7, 2016, at 9:00 a.m., local time.

Attendance

You are entitled to attend the Annual Meeting only if you were a stockholder of FSFR as of the close of business on the record date for the Annual Meeting, which is March 2, 2016 (the “Record Date”), or you hold a valid proxy for the Annual Meeting. You must present valid photo identification, such as a driver’s license or passport, for admittance. If you are not a stockholder of record of the Company but hold shares as a beneficial owner in street name, in order to attend the Annual Meeting you must also provide proof of beneficial ownership, such as your most recent account statement prior to the Record Date, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership of shares of the Company. Since seating is limited, admission to the meeting will be on a first-come, first-served basis.

If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting. For security reasons, you and your bags will be subject to search prior to your admittance to the Annual Meeting.

Availability of Proxy and Annual Meeting Materials

This Proxy Statement and the accompanying Annual Report on Form 10-K for the fiscal year ended September 30, 2015 are also available at http://fsfr.fifthstreetfinance.com.

Purpose of Annual Meeting

At the Annual Meeting, you will be asked to vote on the following proposals:

Proposal 1 — To elect two directors, each of whom will serve until the 2019 Annual Meeting of Stockholders or until his successor is duly elected and qualified;

Proposal 2 — To ratify the selection of PricewaterhouseCoopers LLP (“PwC”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2016;

Proposal 3 — A binding proposal put forth by Ironsides Partners LLC, Ironsides Partners Special Situations Master Fund II L.P. and Ironsides P Fund L.P., together with their affiliates (collectively, “Ironsides”), and Robert C. Knapp and Richard W. Cohen (collectively, the “Ironsides Nominees”) to terminate the Investment Advisory Agreement (the “Investment Advisory Agreement”), dated as of June 27, 2013, by and between the Company and with Fifth Street Management LLC (“Fifth Street Management”);

Proposal 4 — An advisory non-binding proposal put forth by Ironsides that, if the stockholders vote in favor of terminating the Investment Advisory Agreement pursuant to Proposal 3, neither Fifth Street Management nor any of its principals or other affiliates should be engaged to manage or advise any of the assets of the Company in any capacity; and

To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements.

Voting Information

General

THE COMPANY’S BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE COMPANY’S DIRECTOR NOMINEES DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT (PROPOSAL 1), “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2016 (PROPOSAL 2), “AGAINST” THE BINDING PROPOSAL PUT FORTH BY IRONSIDES TO TERMINATE THE INVESTMENT ADVISORY AGREEMENT WITH FIFTH STREET MANAGEMENT (PROPOSAL 3), AND “AGAINST” THE ADVISORY NON-BINDING PROPOSAL PUT FORTH BY IRONSIDES THAT, IF THE STOCKHOLDERS VOTE IN FAVOR OF TERMINATING THE INVESTMENT ADVISORY AGREEMENT PURSUANT TO PROPOSAL 3, NEITHER FIFTH STREET MANAGEMENT NOR ANY OF ITS PRINCIPALS OR OTHER AFFILIATES SHOULD BE ENGAGED TO MANAGE OR ADVISE ANY OF THE ASSETS OF THE COMPANY IN ANY CAPACITY (PROPOSAL 4).

On December 18, 2015, Ironsides delivered a letter to the Company in furtherance of the nomination of two individuals for election to the Board at the Annual Meeting and the submission of (i) a binding proposal to terminate the Investment Advisory Agreement with Fifth Street Management and (ii) an advisory non-binding proposal that, if stockholders vote in favor of terminating the Investment Advisory Agreement with Fifth Street Management, neither Fifth Street Management nor any of its principals or other affiliates should be engaged to manage or advise any of the assets of the Company in any capacity. The Board, including the Independent Directors, does not endorse the election of any of Ironsides’ proposed nominees as a director. Your Board of Directors, including the Independent Directors, is also not endorsing the binding proposal to terminate the Investment Advisory Agreement. Further, your Board of Directors, including the Independent Directors, is not endorsing the advisory non-binding proposal that, if stockholders vote in favor of terminating the Investment Advisory Agreement with Fifth Street Management, neither Fifth Street Management nor any of its principals or other affiliates should be engaged to manage or advise any of the assets of the Company in any capacity.

Approval of Proposal 4 would not in itself preclude the Company from engaging Fifth Street Management or any of its principals or other affiliates to manage or advise any of the assets of the Company in any capacity, but rather it would be an advisory recommendation to the Board that, if stockholders vote in favor of terminating the Investment Advisory Agreement with Fifth Street Management, neither Fifth Street Management nor any of its principals or other affiliates should be engaged to manage or advise any of the assets of the Company in any capacity.

Record Date and Voting Securities

You may cast one vote for each share of Company common stock that you owned as of the Record Date. All shares of the Company common stock have equal voting rights and are the only class of voting securities outstanding. As of the Record Date, 29,466,768 shares of Company common stock were outstanding.

Quorum Required

For the Company to conduct business at the Annual Meeting, a quorum of stockholders of the Company must be present at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Company common stock outstanding on the Record Date, or 14,733,385 shares of Company common stock, will constitute a quorum. Abstentions will be treated as shares present for quorum purposes. Shares for which brokers have not received voting instructions from the beneficial owner of the shares and do not have discretionary authority to vote on any proposal at the 2016 Annual Meeting (which are considered “broker non-votes” with respect to such proposals) will be treated as shares present for quorum purposes.

If a quorum is not present for the Company, the Annual Meeting may be adjourned pursuant to the provisions of the Company’s bylaws until a quorum is present. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

Submitting Voting Instructions for Shares Held Through a Broker, Bank, Trustee, or Nominee

If you hold shares of Company common stock through a broker, bank, trustee, or nominee, you must follow the voting instructions you receive from your broker, bank, trustee, or nominee. If you hold shares of Company common stock through a broker, bank, trustee, or nominee and you want to vote in person at the Annual Meeting, you must obtain a legal proxy from the record holder of your shares and present it at the Annual Meeting. Please instruct your broker, bank, trustee, or nominee so your vote can be counted.

Discretionary Voting

Typically, “non-routine” matters would include the election of directors (Proposal 1), while “routine” matters would include the ratification of the appointment of our independent registered public accounting firm (Proposal 2). However, when a matter to be voted on at a stockholders meeting is the subject of a contested solicitation, brokers, banks, trustees, and nominees do not have discretion to vote your shares on that matter, to the extent they have provided you with the opposition party’s proxy materials. Because Ironsides submitted a notice of its intent to nominate directors and has filed a preliminary proxy statement regarding the same, the Annual Meeting is expected to be the subject of a contested solicitation and therefore if you hold your shares in street name (or “nominee name”) and you do not provide your broker, bank, trustee, or nominee who holds such shares of record with specific instructions regarding how to vote on any proposal to be voted on at the Annual Meeting, your broker may not be permitted to vote your shares on the proposal for which you have not given instructions.

Please note that to be sure your vote is counted on all of the proposals to be considered at the Annual Meeting, including the election of directors, you should instruct your broker, bank, trustee, or nominee how to vote your shares. If you do not provide voting instructions, votes may not be cast on your behalf with respect to those proposals.

Authorizing a Proxy for Shares Held in Your Name

If you are a record holder of shares of Company common stock, you may authorize a proxy to vote on your behalf by following the instructions provided on the enclosed WHITE proxy card. Authorizing your proxy will not limit your right to vote in person at the Annual Meeting. A properly completed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your instructions. If you authorize a proxy without indicating your voting instructions, the proxyholder will vote your shares according to the Board’s recommendations. Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a WHITE proxy card.

Receipt of Multiple Proxy Cards

Many of our stockholders hold their shares in more than one account and may receive separate proxy cards or voting instruction forms for each of those accounts. To ensure that all of your shares are represented at the Annual Meeting, we recommend that you vote every WHITE proxy card you receive.

Your Board unanimously recommends that you disregard and do not return any green proxy card you receive from Ironsides. If you have already voted using Ironsides’ green proxy card, you have every right to change your vote and revoke your prior proxy by voting the enclosed WHITE proxy card by telephone, via the Internet, or by signing, dating and returning it in the postage-paid envelope provided.

Only the latest dated proxy you submit will be counted. If you withhold your vote on any Ironsides Nominee using Ironsides’ green proxy card, your vote will not be counted as a vote for the Board’s nominees and will result in the revocation of any previous vote you may have cast on our WHITE proxy card. Accordingly, if you wish to vote pursuant to the recommendation of our Board, you should disregard any proxy card that you receive that is not a WHITE proxy card and do not return any green proxy card that you may receive from Ironsides, even as a protest.

Revoking Your Proxy

If you are a stockholder of record, you can revoke your proxy at any time before it is exercised by: (i) delivering a written revocation notice that is received prior to the Annual Meeting to Kerry Acocella, Secretary, Fifth Street Senior Floating Rate Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830; (ii) submitting a later-dated proxy that we receive no later than the conclusion of voting at the Annual Meeting; or (iii) voting in person at the Annual Meeting. If you hold shares of Company common stock through a broker, bank, trustee, or nominee, you must follow the instructions you receive from them in order to revoke your voting instructions. Attending the Annual Meeting does not revoke your proxy unless you also vote in person at the Annual Meeting.

If you have previously signed a green proxy card sent to you by or on behalf of Ironsides, you may change your vote and revoke your prior proxy by voting the enclosed WHITE proxy card by telephone, via the Internet, or by signing, dating and returning it in the postage-paid envelope provided. Submitting an Ironsides green proxy card — even if you withhold your vote on the Ironsides Nominees — will revoke any votes you previously made on our WHITE proxy card. Accordingly, if you wish to vote pursuant to the recommendation of our Board, you should disregard any proxy card that you receive that is not a WHITE proxy card and do not return any green proxy card that you may receive from Ironsides, even as a protest.

Votes Required

Proposal 1 — Election of directors.  The affirmative vote of a plurality of the shares of Company common stock outstanding and entitled to vote thereon at the Annual Meeting is required to elect each director nominee of the Company (i.e., the candidates receiving the most “for” votes will win each election). Stockholders may not cumulate their votes. If you “withhold authority” with respect to any of the Board’s nominees, your shares will not be voted with respect to the person indicated. Because directors are elected by plurality of the votes and there are more candidates seeking election than there are seats on the Board up for election, a withhold vote may cause a nominee to receive less votes than one of the other nominees and could have an effect on the election of directors.

Proposal 2 — Ratification of independent registered public accounting firm.  The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the appointment of PwC to serve as the Company’s independent registered public accounting firm (i.e., the number of shares voted “for” the ratification of the appointment of PwC exceeds the number of votes “against” the ratification of the appointment of PwC). Abstentions and broker non-votes, if any, will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.

Proposal 3 — Binding proposal put forth by Ironsides to terminate the Investment Advisory Agreement with Fifth Street Management.  The proposal will be approved if it obtains the affirmative vote of: (i) 67% or more of the voting securities present at the Annual Meeting if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (ii) more than 50% of the outstanding voting securities of the Company, whichever is less. Abstentions and broker non-votes, if any, on Proposal 3 will have the effect of a vote against this proposal.

Proposal 4 — Advisory non-binding proposal put forth by Ironsides that, if the stockholders vote in favor of terminating the Investment Advisory Agreement pursuant to Proposal 3, neither Fifth Street Management nor any of its principals or other affiliates should be engaged to manage or advise any of the assets of the Company in any capacity.  The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve Proposal 4 (i.e., the number of votes cast “for” Proposal 4 exceeds the number of votes cast “against” Proposal 4). Abstentions and broker non-votes, if any, will not be included in determining the number of votes cast and, as a result will have no effect on this proposal.

Participants in the Solicitation of Proxies

Under applicable Securities and Exchange Commission (the “SEC”) regulations, the Company, its directors and certain of its executive officers, the directors and executive officers and employees of Fifth Street Management that provide services to the Company and its subsidiaries pursuant to the Investment Advisory Agreement, the employees of FSC CT LLC, our administrator (“FSC CT”), and Fifth Street Asset Management Inc. (“FSAM”), the indirect parent company of Fifth Street Management and its executive officers may be deemed to be participants in the solicitation of proxies from FSFR stockholders in connection with the Company’s 2016 Annual Meeting of Stockholders.

Information Regarding This Solicitation

We will bear the cost of the solicitation of proxies. In addition to mail and e-mail, proxies may be solicited personally, via the Internet or by telephone or facsimile, by FSC CT’s or Fifth Street Management’s regular employees without additional compensation. We will reimburse brokers and other persons holding Company common stock in their names, or in the names of nominees, for their expenses for forwarding proxy materials to principals and beneficial owners and obtaining their proxies. As a result of the potential proxy solicitation by Ironsides we may incur additional costs in connection with our solicitation of proxies. We have retained Innisfree M&A Incorporated (“Innisfree”), 501 Madison Avenue, 20th Floor, New York, NY 10022 to assist us in the solicitation of proxies for a fee of up to $300,000 plus out-of-pocket expenses. Innisfree expects that approximately 40 of its employees will assist in the solicitation. Because of Ironsides’ actions, our expenses related to the solicitation of proxies from stockholders this year will significantly exceed those normally spent for an annual meeting. Such costs are expected to aggregate approximately $1.9 million, exclusive of any potential litigation costs in connection with the Annual Meeting. These additional solicitation costs are expected to include the fee payable to our proxy solicitor; fees of outside counsel and other advisors to advise the Company in connection with a contested solicitation of proxies; increased mailing costs, such as the costs of additional mailings of solicitation material to stockholders, including printing costs, mailing costs and the reimbursement of reasonable expenses of banks, brokerage houses and other agents incurred in forwarding solicitation materials to beneficial owners of our common stock, as described above; and possibly the costs of retaining an independent inspector of election.

BACKGROUND TO THE SOLICITATION

The following is a chronology of the material contacts and events relating to Ironsides up to the filing of this Proxy Statement.

On December 18, 2015, Ironsides delivered a letter to the Company (the “Notice”) in furtherance of the nomination of two individuals for election to the Board at the Annual Meeting and the submission of (i) a binding proposal to terminate the Investment Advisory Agreement with Fifth Street Management and (ii) an advisory non-binding proposal that, if stockholders vote in favor of terminating the Investment Advisory Agreement with Fifth Street Management, neither Fifth Street Management nor any of its principals or other affiliates should be engaged to manage or advise any of the assets of the Company in any capacity.

On December 22, 2015, the Company sent a letter to Ironsides and acknowledged receipt of the Notice. On December 22, 2015, the Company filed a Current Report on Form 8-K announcing that the Company received the Notice and stating that the Board of Directors would review the nominations and proposals contained therein in due course.

On January 5, 2016, the Company filed a preliminary proxy statement with the SEC.

On January 13, 2016, Ironsides and its director nominees filed a preliminary proxy statement with the SEC.

On January 21, 2016, the Company filed the first amendment to its preliminary proxy statement with the SEC.

On January 26, 2016, the Company filed the second amendment to its preliminary proxy statement with the SEC.

On January 28, 2016, Ironsides and its director nominees filed the first amendment to their preliminary proxy statement with the SEC.

On February 18, 2016, Leonard M. Tannenbaum, FSAM and Fifth Street Holdings L.P., a Delaware limited partnership (“FSH”), entered into a Purchase and Settlement Agreement, as amended on February 23, 2016 (the “PSA”) with (i) Fifth Street Finance Corp. (“FSC”) and (ii) RiverNorth Capital Management, LLC, RiverNorth Capital Partners, L.P., RiverNorth Institutional Partners, L.P., RiverNorth Core Opportunity Fund, RiverNorth/DoubleLine Strategic Income Fund, Randy I. Rochman, Fred G. Steingraber and Murray R. Wise (the persons and entities in this clause (ii), the “Sellers” and each a “Seller”). In the PSA, the Sellers agreed to observe certain standstill provisions in respect of the Company and the shares of the Company until the certification of votes for the Company’s 2017 annual meeting of stockholders. In addition, the PSA requires each Seller to appear, or cause the shares beneficially owned by such Seller to be counted as present, at the Company’s Annual Meeting and vote (or cause to be voted) 1,263,549 shares beneficially owned or controlled by such Seller in accordance with the recommendation of the Company’s Board of Directors, and to observe other obligations in respect of such annual meeting. Pursuant to the PSA, certain of the Sellers also granted a revocable proxy to FSH (or its designee(s)) for 428,070 shares beneficially owned by the Sellers.

On February 23, 2016, Ironsides and its director nominees filed the second amendment to their preliminary proxy statement with the SEC.

On February 26, 2016, the Company filed the third amendment to its preliminary proxy statement with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 2, 2016, the beneficial ownership information of each current director and the nominees for director of the Company, as well as the Company’s executive officers, each person known to it to beneficially own 5% or more of the outstanding shares of its common stock, and the executive officers and directors as a group. Percentage of beneficial ownership is based on 29,466,768 shares of Company common stock outstanding as of December 31, 2015.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of the shares of Company common stock is based upon filings by such persons with the SEC and other information obtained from such persons, if available.

Unless otherwise indicated, the Company believes that each beneficial owner set forth in the table below has sole voting and investment power over the shares beneficially owned by such beneficial owner. The directors are divided into two groups — interested directors and independent directors. Interested directors are “interested persons” of the Company as defined in Section 2(a)(19) of the Investment Advisers Act of 1940 (the “1940 Act”). The address of all executive officers and directors is c/o Fifth Street Senior Floating Rate Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830.

Name	Number of Shares Owned Beneficially	Percentage of Company Common Stock Outstanding(1)
Interested Directors:
Bernard D. Berman(2)(7)	83,500	*
Ivelin M. Dimitrov	17,867	*
Todd G. Owens	35,000	*
Independent Directors:
Brian S. Dunn(2)	7,500	*
Richard P. Dutkiewicz(2)	4,000	*
Jeffrey R. Kay(2)	1,465	*
Douglas F. Ray	5,000	*
Executive Officers Who Are Not Directors:
Steven M. Noreika	1,162.10	*
All Officers and Directors as a Group(3)	155,494.10	*
5% Holders:
Ironsides Partners LLC, Ironsides Partners Special Situations Master Fund II L.P., Ironsides P Fund L.P. and Robert C. Knapp(4)	1,702,271	5.8%
Leonard M. Tannenbaum(2)(5)(8)	3,229,695.536	11.0%
Morgan Stanley(6)	1,482,239	5.0%
RiverNorth Capital Management, LLC, RiverNorth Capital Partners, L.P., RiverNorth Institutional Partners, L.P., RiverNorth Core Opportunity Fund and RiverNorth/DoubleLine Strategic Income Fund(7)(8)	1,766,820	6.0%

*	Represents less than 1%
(1)	Based on the 29,466,768 shares of the Company common stock issued and outstanding as of December 11, 2015, as reported on the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2015.
(2)	Accounts owned include shares held in a brokerage account that may be pledged as loan collateral on a margin basis.
(3)	Amount only includes Section 16(a) reporting persons of the Company.
(4)	The addresses of Ironsides Partners LLC, Ironsides Partners Special Situations Master Fund II L.P. and Ironsides P Fund L.P. is 100 Summer Street, Suite 2705, Boston, MA 02110. Mr. Knapp’s principal business address is c/o Ironsides Partners LLC, 100 Summer Street, Suite 2075, Boston, MA 02110. The number of shares of Company common stock beneficially owned is based on a Schedule 13D filed by Ironsides Partners LLC, Ironsides Partners Special Situations Master Fund II L.P. Ironsides P Fund L.P.

and Robert C. Knapp on February 22, 2016, which Schedule 13D reflects voting and dispositive power over 1,702,271 shares of Company common stock by the reporting persons..
(5)	The address for Leonard M. Tannenbaum is 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830. As reported on Schedule 13D/A filed by Mr. Tannenbaum on February 24, 2016 (the “FSFR Schedule 13D/A”), of the shares of Company common stock over which Mr. Tannenbaum has (a) sole voting and dispositive power: (i) 2,968,458.536 shares are held by him directly; (ii) 95,634 shares are held by the Leonard M. Tannenbaum Foundation, for which Mr. Tannenbaum serves as the president; and (iii) 10,875 shares are held as custodian for his three children; and (b) shared voting and dispositive power of 154,728 shares that are directly held by FSH, over which FSAM, for which Mr. Tannenbaum serves as Chairman and Chief Executive Officer, has shared voting and dispositive power. FSAM is the general partner of FSH. The address for FSAM and FSH is 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830.
(6)	The address for Morgan Stanley, a Delaware corporation, is 1585 Broadway, New York, NY 10036. The number of shares of Company common stock beneficially owned is based on a Schedule 13G filed by Morgan Stanley on February 11, 2016, which Schedule 13G reflects (i) sole voting and dispositive power over 130,301 shares of Company common stock by Morgan Stanley and (ii) shared voting and dispositive power over 1,318,889.
(7)	The address for each of RiverNorth Capital Management, LLC, a Delaware limited liability company, RiverNorth Capital Partners, L.P., a Delaware limited partnership, and RiverNorth Institutional Partners, L.P., a Delaware limited liability company (collectively, “RiverNorth”), is 325 N. LaSalle St., Suite 645, Chicago, IL 60654-7030. The number of shares of Company common stock beneficially owned is based on a Schedule 13D filed by RiverNorth on December 24, 2015, which Schedule 13D reflects voting and dispositive power over 1,691,619 shares of Company common stock by RiverNorth and information provided by RiverNorth to the Company disclosing the purchase of 75,201 additional shares subsequent to such Schedule 13D filing.
(8)	As indicated above, on February 18, 2016, Mr. Tannenbaum, FSAM and FSH entered into the PSA with FSC, RiverNorth Capital Management, LLC, RiverNorth Capital Partners, L.P., RiverNorth Institutional Partners, L.P., RiverNorth Core Opportunity Fund, RiverNorth/DoubleLine Strategic Income Fund, Randy I. Rochman, Fred G. Steingraber and Murray R. Wise.
In the PSA, the Sellers agreed to observe certain standstill provisions in respect of the Company and the shares of the Company until certification of votes for the Company’s 2017 annual meeting of stockholders. In addition, the PSA requires each Seller to appear, or cause the shares beneficially owned by such Seller to be counted as present, at the Company’s 2016 Annual Meeting and vote (or cause to be voted) 1,263,549 shares beneficially owned or controlled by such Seller in accordance with the recommendation of the Company’s Board of Directors, and to observe other obligations in respect of such annual meeting. Pursuant to the PSA, the Sellers also granted a revocable proxy to FSH (or its designee(s)) for 428,070 shares beneficially owned by the Sellers. As set forth in the FSFR Schedule 13D/A, on the basis of the foregoing agreements, Mr. Tannenbaum, FSAM, FSH and Mr. Berman may be deemed to have formed a “group,” as such term is used in Section 13(d) of the Securities Exchange Act and the rules thereunder, with the Sellers.
As set forth in the FSFR Schedule 13D/A, the members of such group have aggregate beneficial ownership of 4,978,314.536 shares (based on the Schedule 13D filed with respect to the shares on December 24, 2015 by RiverNorth Capital Partners, L.P., RiverNorth Institutional Partners, L.P. and RiverNorth Capital Management, LLC). As set forth in the FSFR Schedule 13D/A, Mr. Tannenbaum, FSAM, FSH and Mr. Berman expressly disclaimed beneficial ownership of 428,070 shares beneficially owned by Sellers for which certain Sellers have granted a revocable proxy, as described above.

As indicated above, certain of our officers and directors hold shares in margin accounts. Since other securities are held in such margin accounts, it is not possible to determine the amounts, if any, of margin account borrowings used to purchase the acquired shares. The positions held in such margin accounts are pledged as collateral for the repayment of credit for the respective accounts, and the collateral can be called upon default. As of March 2, 2016, except for Mr. Berman and Mr. Tannenbaum, no shares in such margin accounts were pledged as loan collateral. Our insider trading policy prohibits share pledges, except in limited cases with the pre-approval of our chief compliance officer.

The following table sets forth, as of March 2, 2016, the dollar range of our equity securities that is beneficially owned by each of our directors.

Name	Dollar Range of Equity Securities Beneficially Owned(1)(2)(3)
Interested Directors:
Bernard D. Berman	Over $100,000
Ivelin M. Dimitrov	Over $100,000
Todd G. Owens	Over $100,000
Independent Directors:
Brian S. Dunn	$50,001 – $100,000
Richard P. Dutkiewicz	$10,001 – $50,000
Jeffrey R. Kay	$10,001 – $50,000
Douglas F. Ray	$10,001 – $50,000

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended.
(2)	The dollar range of equity securities beneficially owned in us is based on the closing price per share for Company common stock of $7.70 on March 2, 2016, on the NASDAQ Global Select Market.
(3)	The dollar range of equity securities beneficially owned are: none, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, or over $100,000.

PROPOSAL 1 — ELECTION OF DIRECTORS

The business and affairs of the Company are managed under the direction of the Board. The Board may modify its number of members in accordance with FSFR’s bylaws, except that no decrease in the number of directors shall shorten the term of any incumbent director. The Board currently consists of seven members, of whom four are not “interested persons” of FSFR, as defined in Section 2(a)(19) of the 1940 Act. The NASDAQ Stock Market (“NASDAQ”) requires that the Company maintain a majority of independent directors on its Board and provides that a director of a business development company (“BDC”) shall be considered to be independent if he or she is not an “interested person”, as defined in Section 2(a)(19) of the 1940 Act. Therefore, under both the 1940 Act and applicable NASDAQ rules, a majority of the Board is independent.

The Board, including the Independent Directors, unanimously recommended that Ivelin M. Dimitrov and Brian S. Dunn be nominated for election to the Board. The Board, including the Independent Directors, unanimously determined that recommending the nominees put forth by Ironsides for election to the Board would not be in the best interest of the Company primarily because the Board believes such nominees will support Proposal 3 to terminate the Investment Advisory Agreement with Fifth Street Management, which the Board has determined is not in the best interest of the Company for the reasons set forth in the section titled “Proposal 3 — Binding Proposal Put Forth by Ironsides to Terminate the Investment Advisory Agreement with Fifth Street Management” of this Proxy Statement.

Under FSFR’s amended and restated certificate of incorporation, directors are divided into three classes. At each annual meeting of stockholders, the successors to the directors whose terms expire at such meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of his or her election or until their successors have been duly elected and qualified or any director’s earlier resignation, death or removal.

Messrs. Dimitrov and Dunn have been nominated for re-election to the Board of FSFR for three-year terms expiring in 2019.

No person being nominated by the Company as a director of the Company is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

Any stockholder of FSFR can vote for or withhold on each of the director nominees of FSFR. A withhold vote will not be included in determining the number of votes cast for a nominee. Shares represented by broker non-votes are not considered entitled to vote and thus are not counted for purposes of determining whether each of the nominees for election as a director has been elected. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of Ivelin M. Dimitrov and Brian S. Dunn. If a nominee should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person nominated by the Board as a replacement. The Board has no reason to believe that any director nominee named will be unable or unwilling to serve.

The Board unanimously recommends a vote “FOR” each of Ivelin M. Dimitrov and Brian S. Dunn.

Director and Executive Officer Information

Directors

Information regarding the nominees for election as a director at the Annual Meeting and our continuing directors is as follows:

Name	Age	Length of time served; Term of office
Interested Directors
Bernard D. Berman	45	Director since 2013; term expires in 2018
Ivelin M. Dimitrov*	37	Director since 2014; term expires, if elected, in 2019
Todd G. Owens	48	Director since 2015; term expires in 2017
Independent Directors
Brian S. Dunn*	44	Director since 2013; term expires, if elected, in 2019
Richard P. Dutkiewicz	60	Director since 2013; term expires in 2018
Jeffrey R. Kay	48	Director since 2013; term expires in 2017
Douglas F. Ray	48	Director since 2014; term expires in 2017

*	Director nominee of FSFR

Biographical information regarding our directors is set forth below. We have divided the directors into two groups — independent directors and interested directors. Interested directors are “interested persons” of the Company, as defined in Section 2(a)(19) of the 1940 Act.

Officers

The following persons serve as our officers in the following capacities:

Name	Age	FSFR Position
Ivelin M. Dimitrov	37	Chief Executive Officer
Todd G. Owens	48	President
Steven M. Noreika	40	Chief Financial Officer
Kerry S. Acocella	35	Chief Compliance Officer and Secretary

Biographical Information

Independent Directors

Brian S. Dunn.  Mr. Dunn has been a member of the Board since May 2013. Mr. Dunn has over 19 years of marketing, logistical and entrepreneurial experience. He founded and turned around direct marketing divisions for several consumer-oriented companies. He currently manages Little White Dog, Inc., a strategic consulting firm specializing in the acquisition and integration of consumer product companies that he founded in June 2011. Mr. Dunn was the marketing director and chief operating officer for Lipenwald, Inc., a direct marketing company that markets collectibles and mass merchandise from June 2006 until May 2011. Lipenwald, Inc. filed for bankruptcy in July 2011. Mr. Dunn has also been a member of the FSC Board of Directors since December 2007. FSC is a specialty finance company that provides custom-tailored financing solutions to small and mid-sized companies, primarily in connection with investments by private equity sponsors, and shares an investment adviser with FSFR. Prior to Lipenwald, from February 2001 to June 2006, he was sole proprietor of BSD Trading/Consulting. Mr. Dunn graduated from the Wharton School of the University of Pennsylvania with a B.S. in Economics.

Mr. Dunn’s executive experience brings extensive business, entrepreneurial and marketing expertise to his Board service with the Company. His experience as a marketing executive for several consumer-oriented companies provides guidance to our investor relations efforts. Mr. Dunn’s many experiences also make him skilled in leading committees requiring substantive expertise, including his role as chairman of the Board’s Nominating and Corporate Governance Committee and Compensation Committee. Mr. Dunn’s previous service on the Board also provides him with a specific understanding of the Company, its operations, and the business and regulatory issues facing BDCs. The foregoing qualifications led to the Board’s conclusion that Mr. Dunn should serve as a member of the Board.

Richard P. Dutkiewicz.  Mr. Dutkiewicz has been a member of the Board since May 2013. He is an independent financial and operational adviser. Prior to his current position, he was a managing director at Capital Insight, LLC, a private investment bank, from March 2013 to November 2013. Previously, he was an independent financial and management consultant affiliated with Exxedus Capital Partners from September 2012 to March 2013. From May 2010 to April 2013, Mr. Dutkiewicz served on the Board of Directors of Motor Sport Country Club Holdings, Inc., which sells balancing technology for rotating devices in the automotive industry. Mr. Dutkiewicz has also been a member of the FSC Board of Directors since February 2010. FSC is a specialty finance company that provides custom-tailored financing solutions to small and mid-sized companies, primarily in connection with investments by private equity sponsors, and shares an investment adviser with FSFR. From April 2010 to March 2012, Mr. Dutkiewicz was the executive vice president and chief financial officer of Real Mex Restaurants, Inc., which filed for bankruptcy in October 2011. Mr. Dutkiewicz previously served as chief financial officer of Einstein Noah Restaurant Group, Inc. from October 2003 to April 2010. From May 2003 to October 2003, Mr. Dutkiewicz was vice president-information technology of Sirenza Microdevices, Inc. In May 2003, Sirenza Microdevices, Inc. acquired Vari-L Company, Inc. From January 2001 to May 2003, Mr. Dutkiewicz was vice president-finance, and chief financial officer of Vari-L Company, Inc. From April 1995 to January 2001, Mr. Dutkiewicz was vice president-finance, chief financial officer, secretary and treasurer of Coleman Natural Products, Inc., located in Denver, Colorado. Mr. Dutkiewicz’s previous experience includes senior financial management positions at Tetrad Corporation, MicroLithics Corporation and various divisions of United Technologies Corporation. Mr. Dutkiewicz began his career as an Audit Manager at KPMG LLP. Mr. Dutkiewicz received a B.B.A. degree from Loyola University of Chicago and passed the CPA exam in 1978.

Through his prior experiences as a vice president and chief financial officer at several public companies, including executive vice president and chief financial officer of Real Mex Restaurants, Inc. and chief financial officer of Einstein Noah Restaurant Group, Inc., Mr. Dutkiewicz brings business expertise, finance and audit skills to his Board service with the Company. Mr. Dutkiewicz’s expertise, experience and skills closely align with the Company’s operations, and his prior investment experience with managing public companies facilitates an in-depth understanding of our investment business. Moreover, due to Mr. Dutkiewicz’s knowledge of and experience in finance and accounting, the Board determined that Mr. Dutkiewicz is an “audit committee financial expert” as defined under SEC rules, and that he is qualified to serve as chairman of the Audit Committee of the Board. The foregoing qualifications led to the Board’s conclusion that Mr. Dutkiewicz should serve as a member of the Board.

Jeffrey R. Kay.  Mr. Kay has been a member of the Board since May 2013. Mr. Kay has over 20 years of marketing and entrepreneurial experience. Over the past ten years, Mr. Kay has founded and operated two different successful businesses providing marketing services and consulting to Fortune 500 companies. Currently, he is the founder and managing director of Brandfan, Inc., a marketing firm that specializes in working with consumer-oriented companies to build revenue-generating digital marketing partnerships. From March 2011 to July 2012, Mr. Kay was the vice president of business development for Fanscape, Inc., a division of Omnicom Group specializing in social media marketing, during which time he also established and managed the company’s New York office. From March 2003 to December 2010, Mr. Kay was senior vice president, strategy & concept development at Eastwest Marketing Group, Inc., an independent consumer-oriented marketing services and consulting firm. Mr. Kay’s previous experience includes founding and operating Performance Marketing Communications, an independent consumer-oriented marketing services agency, and holding management positions at various marketing agencies. Mr. Kay graduated from the University of Maryland College of Business and Management with a B.S. in Marketing and Business Administration.

Mr. Kay’s executive experience brings extensive business, entrepreneurial and marketing expertise to the Board. His experience as a marketing executive for several consumer-oriented companies also provides guidance to FSFR’s investor relations efforts. The foregoing qualifications led to the Board’s conclusion that Mr. Kay should serve as a member of the Board.

Douglas F. Ray.  Mr. Ray has been a member of the Board since September 2014. Since August 1995, Mr. Ray has worked for Seavest Investment Group, a private investment and wealth management firm based in White Plains, New York. He currently serves as the chief executive officer and president of Seavest

Investment Group. Mr. Ray has more than 15 years of experience acquiring, developing, financing and managing a diverse portfolio of real estate investments, including three healthcare properties funds. Mr. Ray previously served on the Board of Directors of Nat Nast, Inc., a luxury men’s apparel company. Mr. Ray has also been a member of the FSC Board of Directors since December 2007. FSC is a specialty finance company that provides custom-tailored financing solutions to small and mid-sized companies, primarily in connection with investments by private equity sponsors, and shares an investment adviser with FSFR. Prior to joining Seavest Investment Group, Mr. Ray worked in Washington, D.C. on the staff of U.S. Senator Arlen Specter and as a research analyst with the Republican National Committee. Mr. Ray holds a B.A. from the University of Pittsburgh.

Through his broad experience as an officer and director of several companies, in addition to skills acquired with firms engaged in investment banking, banking and financial services, Mr. Ray brings to FSFR extensive financial and risk assessment abilities. Mr. Ray’s service on the Board also provides him with a specific understanding of the Company, its operations and the business and regulatory issues facing BDCs. The foregoing qualifications led to the Board’s conclusion that Mr. Ray should serve as a member of the Board.

Interested Directors

Bernard D. Berman.  Mr. Berman has been a member of the Board since May 2013 and the Chairman of the Board since January 2014. Mr. Berman also served as president of FSFR from May 2013 to January 2014. Mr. Berman has also been a member of the FSC Board of Directors since February 2009 and the Chairman of the FSC Board of Directors since September 2014. He was FSC’s president from February 2010 to September 2014, secretary from October 2007 to September 2014, and chief compliance officer from April 2009 to May 2013. FSC is a specialty finance company that provides custom-tailored financing solutions to small and mid-sized companies, primarily in connection with investments by private equity sponsors, and shares an investment adviser with FSFR. From September 2014 until his resignation in June 2015, Mr. Berman served on FSAM’s board of directors. Mr. Berman has also served as the co-president and chief compliance officer of FSAM. Mr. Berman has also served as the president of our investment adviser and has served on its investment committee since its founding in November 2007. Prior to joining the group of affiliated companies, including our investment adviser (collectively, “Fifth Street”) in 2004, Mr. Berman was a corporate attorney from 1995 to 2004, during which time he negotiated and structured a variety of investment transactions. Mr. Berman received a J.D. from Boston College Law School and a B.S. in Finance from Lehigh University.

Mr. Berman’s prior position as a corporate attorney allows him to bring to the Board and Company the benefit of his experience negotiating and structuring various investment transactions as well as an understanding of the legal, business, compliance and regulatory issues facing BDCs. Mr. Berman’s previous service on the Board also provides him with a specific understanding of the Company and its operations. The foregoing qualifications led to the Board’s conclusion that Mr. Berman should serve as a member of the Board.

Ivelin M. Dimitrov, CFA.  Mr. Dimitrov has been a member of the Board since September 2014. Mr. Dimitrov has served as FSFR’s chief executive officer since September 2014. Previously, he served as FSFR’s chief investment officer from July 2013 to September 2014 and as its president from January 2014 to September 2014. Mr. Dimitrov sits on the investment committee of our investment adviser and has served as the chief investment officer of FSAM since September 2014. Mr. Dimitrov has also served as FSC’s president since January 2015, a member of the FSC Board of Directors since January 2013 and FSC’s chief investment officer and the chief investment officer of our investment adviser since August 2011, and served as co-chief investment officer for these entities from November 2010 and June 2010 through August 2011. FSC is a specialty finance company that provides custom-tailored financing solutions to small and mid-sized companies, primarily in connection with investments by private equity sponsors, and shares an investment adviser with FSFR. Mr. Dimitrov joined Fifth Street in May 2005 and is responsible for the credit underwriting of our investment portfolios, overseeing risk analysis and investment approvals. He served as Head of Structuring of Fifth Street Management from January 2010 to June 2010. Mr. Dimitrov leads the tactical asset allocation decisions for the portfolio, shifting exposures between asset classes and industries, as well as managing interest rate risk. He is also responsible for the recruitment and development of our investment adviser’s investment team. Mr. Dimitrov also heads the senior loan product business strategy across Fifth Street’s platform. He has substantial experience in financial analysis, valuation and investment research. Mr. Dimitrov graduated from the Carroll Graduate School of Management at Boston College with an M.S. in Finance and has a B.S. in Business Administration from the University of Maine. He is also a holder of the Chartered Financial Analyst designation and has completed CFA Institute’s Investment Management Workshop at Harvard Business School.

Mr. Dimitrov brings substantial experience in financial analysis, underwriting, valuation and investment research. Mr. Dimitrov’s position as FSFR’s chief executive officer and the chief investment officer of our investment adviser provides the Board with a direct line of communication to, and direct knowledge of the operations of, the Company and our investment adviser. The foregoing qualifications led to the Board’s conclusion that Mr. Dimitrov should serve as a member of the Board.

Todd G. Owens.  Mr. Owens has served as FSFR’s president since September 2014 and has been a member of the Board since August 2015. Mr. Owens has also served as co-president of FSAM since September 2014. Mr. Owens has also been a member of the FSC Board of Directors since November 2014 and FSC’s chief executive officer since January 2015. FSC is a specialty finance company that provides custom-tailored financing solutions to small and mid-sized companies, primarily in connection with investments by private equity sponsors, and shares an investment adviser with FSFR. Prior to joining Fifth Street in September 2014, Mr. Owens spent 24 years at Goldman, Sachs & Co, where he became a managing director in 2001 and a partner in 2008. While at Goldman, Sachs & Co., he also served as Head of the West Coast Financial Institutions Group (FIG) for 15 years, Head of the Specialty Finance Group for nearly 10 years and was a senior member of the Bank Group. He holds a B.A. in history and political economy from Williams College. Mr. Owens has previously served as a trustee for Good Samaritan Hospital in Los Angeles and for City Year Los Angeles.

Mr. Owens brings with him experience in a broad range of industries including commercial finance, asset management, alternative asset management, commercial banking and BDCs. The foregoing qualifications led to the Board’s conclusion that Mr. Owens should serve as a member of the Board.

Officers Who Are Not Directors

Steven M. Noreika.  Mr. Noreika has served as FSFR’s chief financial officer since July 2015 and was previously chief financial officer of FSFR from November 2013 to July 2014 and controller of FSFR from July 2013 to November 2013. Mr. Noreika currently serves as the chief financial officer of Fifth Street Management, our investment adviser, and the chief financial officer of FSC CT, our administrator. Mr. Noreika has also served as FSC’s chief financial officer since July 2015 and previously served as controller of FSC from January 2013 to July 2014. In addition, Mr. Noreika was the chief accounting officer of FSAM from July 2014 to July 2015. Mr. Noreika joined Fifth Street in September 2008, when he began serving as chief financial officer of Fifth Street Management, and has held various finance and accounting positions with such entities. Prior to joining Fifth Street, from 2002 to 2008, Mr. Noreika was a manager of internal financial reporting at Time Warner Inc., where he was responsible for various aspects of financial reporting, financial systems design and implementation. Prior to that, he managed audit and tax engagements at Marcum & Kliegman, LLP (now Marcum LLP) for clients in various industries, predominantly financial services, real estate, new media and entertainment. Mr. Noreika is a Certified Public Accountant and holds a B.B.A. in Accounting from Pace University. He is also a holder of the Chartered Financial Analyst designation.

Kerry S. Acocella.  Ms. Acocella has served as FSFR’s chief compliance officer and secretary since October 2015. She has served as chief compliance officer of Fifth Street Management since October 2015. Ms. Acocella has served as FSC’s chief compliance officer and secretary since October 2015. Ms. Acocella has also served as secretary of FSAM since October 2015. Ms. Acocella serves as Senior Vice President, Legal for Fifth Street Management and has held positions within the Fifth Street Legal Department since February 2013. Prior to that Ms. Acocella was Senior Corporate Counsel — Corporate and Securities for Weight Watchers International, Inc. from August 2010 to February 2013. Ms. Acocella began her career as a corporate attorney with Morrison & Foerster LLP where she practiced in the mergers and acquisitions and securities areas from 2005 to 2010. Ms. Acocella holds a B.S. in Psychology from the University of Georgia and a J.D. from the Benjamin N. Cardozo School of Law, Yeshiva University.

Board Leadership Structure

The Board monitors and performs oversight roles with respect to the Company’s business and affairs, including with respect to investment practices and performance, compliance with regulatory requirements and the services, expenses and performance of service providers. Among other things, the Board approves the appointment of the Company’s investment adviser and executive officers, reviews and monitors the services and activities performed by the Company’s investment adviser and executive officers and approves the engagement of, and reviews the performance of, the independent registered public accounting firm.

Under FSFR’s bylaws, the Board may designate a chairman to preside over the meetings of the Board and meetings of the stockholders and to perform such other duties as may be assigned to him or her by the Board. The Company does not have a fixed policy as to whether the chairman of the Board should be an independent director; the Company believes that it should maintain the flexibility to select the chairman and reorganize the leadership structure, from time to time, based on the criteria that is in the Company’s best interests and the best interests of the Company’s stockholders at such times. Our Board has established corporate governance procedures to guard against, among other things, an improperly constituted Board. Pursuant to the Company’s Corporate Governance Policy, whenever the chairman of the Board is not an independent director, the chairman of the Nominating and Corporate Governance Committee will act as the presiding independent director at meetings of the “Non-Management Directors” (which will include the Independent Directors and other directors who are not officers of the Company even though they may have another relationship with the Company or its management that prevents them from being Independent Directors).

Presently, Mr. Berman serves as the chairman of the Board. Mr. Berman’s history with the Company, familiarity with Fifth Street’s investment platform and extensive knowledge of the financial services industry qualify him to serve as the chairman of the Company. We believe that we are best served through this existing leadership structure, as Mr. Berman’s relationship with Fifth Street Management provides an effective bridge and encourages an open dialogue between Fifth Street Management and the Board.

Our Board does not currently have a designated lead independent director. We are aware of the potential conflicts that may arise when a non-independent director is chairman of the Board but believe these potential conflicts are offset by our strong corporate governance practices. Our corporate governance practices include regular meetings of the Independent Directors in executive session without the presence of interested directors and management, the establishment of Audit Committees and Nominating and Corporate Governance Committees comprised solely of Independent Directors and the appointment of a chief compliance officer, with whom the Independent Directors meet with in executive session at least once a year, for administering our compliance policies and procedures. While certain non-management members of the Board may participate on the boards of directors of other public companies, we monitor such participation to ensure it is not excessive and does not interfere with their duties to us.

Board’s Role In Risk Oversight

The Board performs its risk oversight function primarily through (i) three standing committees, which report to the Board and are comprised solely of Independent Directors, and (ii) active monitoring of our chief compliance officer and the Company’s compliance policies and procedures.

As described below in more detail, the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee assist the Board in fulfilling its risk oversight responsibilities. The Audit Committee’s risk oversight responsibilities include overseeing the Company’s accounting and financial reporting processes, systems of internal controls regarding finance and accounting, and audits of the Company’s financial statements, as well as the establishment of guidelines and making recommendations to the Board regarding the valuation of the Company’s loans and investments. The Compensation Committee’s risk oversight responsibilities include reviewing and approving the reimbursement by the Company of the compensation of the chief financial officer and chief compliance officer and their staffs. The Nominating and Corporate Governance Committee’s risk oversight responsibilities include selecting, researching and nominating directors for election by the Company’s stockholders, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and our management.

The Board also performs its risk oversight responsibilities with the assistance of the Company’s chief compliance officer. The Board annually reviews a written report from the chief compliance officer discussing the adequacy and effectiveness of the compliance policies and procedures of the Company. The chief compliance officer’s annual report addresses: (i) the operation of the compliance policies and procedures of the Company, Fifth Street Management and certain other entities since the last report; (ii) any material changes to such policies and procedures since the last report; (iii) any recommendations for material changes to such policies and procedures as a result of the chief compliance officer’s annual review; and (iv) any compliance matter that has occurred since the date of the last report about which the Board would reasonably need to know to oversee compliance. In addition, the chief compliance officer meets in executive session with the Independent Directors at least once a year.

The Company believes that the role of the Board in risk oversight is effective and appropriate given the extensive regulation to which it is already subject as a BDC. As a BDC, we are required to comply with certain regulatory requirements that control the levels of risk in our business and operations. For example, we were substantially limited in our ability to co-invest in privately negotiated transactions with affiliated funds until we obtained an exemptive order from the SEC on September 9, 2014.

Transactions with Related Persons

The Company has entered into an Investment Advisory Agreement with Fifth Street Management, our investment adviser. Messrs. Berman, Dimitrov and Owens, interested members of the Board, have a direct or indirect pecuniary interest in Fifth Street Management. Fifth Street Management is a registered investment adviser under the 1940 Act, and is partially and indirectly owned by FSAM.

Under FSFR’s Investment Advisory Agreement, fees payable to Fifth Street Management will be equal to (i) a base management fee of 1.0% of the value of FSFR’s gross assets, which includes any borrowings for investment purposes and excludes cash and cash equivalents, and (ii) an incentive fee based on FSFR’s performance. The incentive fee consists of two parts. The first part is calculated and payable quarterly in arrears and equals 20% of FSFR’s “Pre-Incentive Fee Net Investment Income” for the immediately preceding quarter, subject to a preferred return, or “hurdle,” and a “catch up” feature. The second part is determined and payable in arrears as of the end of each fiscal year (or upon termination of the Investment Advisory Agreement) and equals 20% of FSFR’s “Incentive Fee Capital Gains,” which equals its realized capital gains on a cumulative basis from inception through the end of the year, if any, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fee.

For the year ended September 30, 2014, Fifth Street Management voluntarily agreed to waive the portion of the base management fee attributable to assets funded with proceeds from a 2014 equity offering, which resulted in a waiver of $0.2 million.

The Investment Advisory Agreement may be terminated by either party without penalty upon no fewer than 60 days’ written notice to the other. FSFR incurred investment advisory fees of $10.9 million for fiscal year 2015 under the Investment Advisory Agreement.

The Company has entered into an administration agreement with FSC CT (the “Administration Agreement”), which is a wholly-owned subsidiary of Fifth Street Management. Pursuant to the Administration Agreement, FSC CT provides administrative services to the Company necessary for the operations of the Company, which include providing to the Company office facilities, personnel, equipment, clerical, bookkeeping and record keeping services at such facilities and such other services as FSC CT, subject to review by the Board, shall from time to time deem to be necessary or useful to perform its obligations under the Administration Agreement. FSC CT also provides to the Company portfolio collection functions for interest income, fees and warrants and is responsible for the financial and other records that the Company is required to maintain and prepares, prints and disseminates reports to the Company’s stockholders and reports and all other materials filed with the SEC. In addition, FSC CT assists the Company in determining and publishing the Company’s net asset value, overseeing the preparation and filing of the Company’s tax returns, and generally overseeing the payment of the Company’s expenses and the performance of administrative and professional services rendered to the Company by others. For providing these services, facilities and personnel, the Company reimburses FSC CT for overhead and other expenses incurred by FSC CT in performing its obligations under the Administration Agreement, including the rent of the Company’s principal executive offices at market rates and the costs of compensation and related expenses of the chief financial officer and chief compliance officer and their staffs. Such reimbursement is at cost, with no profit to, or markup by, FSC CT. FSC CT may also offer to provide, on the Company’s behalf, managerial assistance to the Company’s portfolio companies. The Administration Agreement may be terminated by either party without penalty upon 60 days’ written notice to the other party. FSFR incurred approximately $1.3 million of administration fees for fiscal year 2015 under the Administration Agreement.

The Company has also entered into a license agreement with Fifth Street Capital LLC (“Fifth Street Capital”) pursuant to which Fifth Street Capital has agreed to grant the Company a non-exclusive, royalty-free license to use the name “Fifth Street.” Under this agreement, the Company has a right to use the “Fifth Street” name for so long as Fifth Street Management or one of its affiliates remains its investment adviser. Other than with respect to this limited license, the Company does not have a legal right to the “Fifth Street” name. Fifth Street Capital is controlled by Leonard M. Tannenbaum, the chief executive officer of Fifth Street Management.

For information about the material adverse effect the approval of the binding proposal put forth by Ironsides to terminate the Investment Advisory Agreement with Fifth Street Management would have on the Company, please see the section of this Proxy Statement entitled “Proposal 3 — Binding Proposal Put Forth by Ironsides to Terminate the Investment Advisory Agreement with Fifth Street Management.” For information about the material adverse effect on the Company of the approval of the advisory non-binding proposal put forth by Ironsides that, if the stockholders vote in favor of terminating the Investment Advisory Agreement pursuant to the binding proposal, neither Fifth Street Management nor any of its principals or other affiliates should be engaged to manage or advise any of the assets of the Company in any capacity, please see the section of this Proxy Statement entitled “Proposal 4 — Advisory Non-Binding Proposal Put Forth by Ironsides, if the Proposal to Terminate the Investment Advisory Agreement is Successful, Advising the Company’s Board of Directors that None of Fifth Street Management or any of its Principals or Other Affiliates Should be Engaged to Manage or Advise any of the Assets of the Company in Any Capacity.”

Review, Approval or Ratification of Transactions with Related Persons

The Independent Directors are required to review, approve or ratify any transactions with related persons (as such term is defined in Item 404 of Regulation S-K).

Material Conflicts of Interest

Certain of our executive officers, directors and/or members of Fifth Street Management serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as we do or of investment funds managed by our investment adviser or its affiliates. For example, Fifth Street Management presently serves as investment adviser to FSFR and FSC and will encounter certain investment opportunities that satisfy the investment criteria for both FSFR and FSC. FSFR targets private, leveraged, middle-market companies with approximately $20 million to $100 million of EBITDA, in connection with investments by private equity sponsors, and targets investment sizes generally ranging from $3 million to $30 million. FSFR had total assets of approximately $644.5 million as of December 31, 2015 and invests in senior secured loans, including first lien, unitranche and second lien debt instruments, that pay interest at rates which are determined periodically on the basis of a floating base lending rate, similar to those that FSC targets for investment.

FSC is a specialty finance company that lends to and invests in small and mid-sized companies with annual revenues between $25 million and $250 million, primarily in connection with investments by private equity sponsors, and targets investment sizes generally ranging from $10 million to $100 million. FSC had total assets of approximately $2.5 billion as of December 31, 2015. In addition, FSC’s investments include floating rate senior loans, although it is not the exclusive focus of FSC’s investment portfolio.

In light of the foregoing, there may be certain investment opportunities that satisfy the investment criteria for both FSFR and FSC. In addition, certain of our executive officers and Independent Directors serve in substantially similar capacities for FSFR, FSAM and FSC. Fifth Street Management and its affiliates also manage private investment funds, and may manage other funds in the future, that have investment mandates that are similar, in whole and in part, with ours. Accordingly, they may have obligations to investors in those entities, the fulfillment of which might not be in the best interests of us or our stockholders.

In order to address potential conflicts of interest, Fifth Street Management has adopted an investment allocation policy that governs the allocation of investment opportunities among the investment funds managed by Fifth Street Management and its affiliates. To the extent an investment opportunity is appropriate for either or both of FSFR and FSC and/or any other investment fund managed by our affiliates, and co-investment is not possible, Fifth Street Management will adhere to its investment allocation policy in order to determine to which entity to allocate the opportunity. The 1940 Act prohibits the Company from making certain negotiated co-investments with affiliates, including with one another, unless they receive an order from the SEC permitting us to do so. As such, we were substantially limited in our ability to co-invest in privately negotiated transactions with affiliated funds until we obtained an exemptive order from the SEC on September 9, 2014. The exemptive relief permits us to participate in negotiated co-investment transactions, subject to the conditions of the relief granted by the SEC, with certain affiliates, each of whose investment adviser is Fifth Street Management, or an investment adviser controlling, controlled by or under common control with Fifth Street Management, in a manner consistent with our investment objectives, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors.

If we are unable to rely on our exemptive relief for a particular opportunity, such opportunity will be allocated first to the entity whose investment strategy is the most consistent with the opportunity being allocated, and second, on a rotational basis to those entities for which the terms of the opportunity are consistent with such entity’s investment strategy. Although our investment professionals will endeavor to allocate investment opportunities in a fair and equitable manner, the Company and its common stockholders could be adversely affected to the extent investment opportunities are allocated among us and other investment vehicles managed or sponsored by, or affiliated with, our executive officers, directors and members of Fifth Street Management.

Fifth Street Management’s investment allocation policy is also designed to manage and mitigate the conflicts of interest associated with the allocation of investment opportunities if we are able to co-invest, either pursuant to SEC interpretive positions or our exemptive order, with other accounts managed by our investment adviser and its affiliates. Generally, under the investment allocation policy, co-investments will be allocated pursuant to the conditions of the exemptive order. Under the investment allocation policy, a portion of each opportunity that is appropriate for us and any affiliated fund will be offered to us and such other eligible accounts as determined by Fifth Street Management generally based on asset class, fund size and liquidity, among other factors. If there is a sufficient amount of securities to satisfy all participants, the securities will be allocated among the participants in accordance with their order size and if there is an insufficient amount of securities to satisfy all participants, the securities will be allocated pro rata based on each participating party’s capital available for investment in the asset class being allocated, up to the amount proposed to be invested by each. In accordance with Fifth Street Management’s investment allocation policy, we might not participate in each individual opportunity, but will, on an overall basis, be entitled to participate equitably with other entities managed by Fifth Street Management and its affiliates. Fifth Street Management seeks to treat all clients fairly and equitably such that none receive preferential treatment vis-à-vis the others over time, in a manner consistent with its fiduciary duty to each of them; however, in some instances, especially in instances of limited liquidity, the factors may not result in pro rata allocations or may result in situations where certain funds receive allocations where others do not.

Pursuant to the Administration Agreement with FSC CT, which is a wholly-owned subsidiary of Fifth Street Management, FSC CT furnishes the Company with the facilities, including its principal executive offices, and administrative services necessary to conduct its day-to-day operations. The Company pays FSC CT for overhead and other expenses incurred by FSC CT in performing its obligations under the Administration Agreement, including rent at market rates and the compensation of the Company’s chief financial officer and chief compliance officer and their respective staffs.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors and executive officers, and persons who own 10% or more of the Company common stock, to file reports of ownership and changes in ownership of its equity securities with the SEC. Directors, executive officers and 10% or more holders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of those forms furnished to us, or written representations that no such forms were required, we believe that our directors, executive officers and 10% or more beneficial owners complied with all Section 16(a) filing requirements during the fiscal year ended September 30, 2015.

Corporate Governance

Corporate Governance Documents

We maintain a corporate governance webpage at the “Corporate Governance” link under the “Investor Relations” link at http://fsfr.fifthstreetfinance.com.

Our Corporate Governance Policies, Code of Business Conduct and Ethics, Code of Ethics and the Board Committee charters are available at the above website and are also available to any stockholder who requests them by writing to Kerry S. Acocella, Secretary, Fifth Street Senior Floating Rate Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830.

Director Independence

In accordance with rules of NASDAQ, the Board annually determines the independence of each director. No director is considered independent unless the Board has determined that he or she has no material relationship with the Company. The Company monitors the status of its directors and officers through the activities of the Company’s Nominating and Corporate Governance Committee and through a questionnaire to be completed by each director no less frequently than annually, with updates periodically if information provided in the most recent questionnaire has materially changed.

In order to evaluate the materiality of any such relationship, the Board uses the definition of director independence set forth in the NASDAQ listing rules. Section 5605 provides that a director of a BDC shall be considered to be independent if he or she is not an “interested person” of the Company, as defined in Section 2(a)(19) of the 1940 Act. Section 2(a)(19) of the 1940 Act defines an “interested person” to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with the Company.

The Board has determined that each of the directors is independent and has no relationship with the Company, except as a director and stockholder of the Company, with the exception of Messrs. Berman, Dimitrov and Owens. Messrs. Berman, Dimitrov and Owens are interested persons due to their positions at our investment adviser or at the Company.

Evaluation

The Company’s directors perform an evaluation, no less frequently than annually, of the effectiveness of the Board and its committees. This evaluation includes Board and Board committee discussions.

Communications with Directors

Stockholders and other interested parties may contact any member (or all members) of the Board by mail. To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent to Fifth Street Senior Floating Rate Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830, Attention: Corporate Secretary. Any communication to report potential issues regarding accounting, internal controls and other auditing matters will be directed to the Company’s Audit Committee. Appropriate personnel of the Company will review and sort through communications before forwarding them to the addressee(s).

Board Meetings and Committees

The Board met eight times during fiscal year 2015. Each director attended at least 75% of the total number of meetings of the Board and committees on which the director served that were held while the director was a member of the Board or such committee, as applicable. The Board’s standing committees are described below. Our directors are encouraged to attend each annual meeting of stockholders. Three of FSFR’s directors attended FSFR’s 2015 annual meeting of stockholders in person.

Audit Committee

The Company’s Audit Committee is responsible for selecting, engaging and discharging the Company’s independent accountants, reviewing the plans, scope and results of the audit engagement with its independent accountants, approving professional services provided by its independent accountants (including compensation thereof), reviewing the independence of its independent accountants and reviewing the adequacy of its internal control over financial reporting, as well as establishing guidelines and making recommendations to its Board regarding the valuation of its loans and investments.

The members of the Audit Committee of FSFR are Messrs. Dunn, Dutkiewicz, Kay and Ray, each of whom is not an interested person of FSFR as defined in the 1940 Act and is independent for purposes of the NASDAQ Listing Rules. Mr. Dutkiewicz serves as the chairman of FSFR’s Audit Committee. FSFR’s Board has determined that Mr. Dutkiewicz is an “audit committee financial expert” as defined under SEC rules. FSFR’s Audit Committee met nine times during the 2015 fiscal year.

The charter of FSFR’s Audit Committee is available in print to any stockholder who requests it and is also available on FSFR’s website at http://fsfr.fifthstreetfinance.com.

Compensation Committee

The Company’s Compensation Committee is responsible for reviewing and approving the reimbursement by the Company of the compensation of its chief financial officer and chief compliance officer and their staffs.

The current members of FSFR’s Compensation Committee are Messrs. Dunn, Dutkiewicz and Kay, each of whom is not an interested person of FSFR as defined in the 1940 Act and is independent for purposes of the NASDAQ Listing Rules. Mr. Dunn serves as the chairman of FSFR’s Compensation Committee. As discussed below, none of FSFR’s executive officers are directly compensated by FSFR. FSFR’s Compensation Committee met once during the 2015 fiscal year.

The charter of the Compensation Committee is available in print to any stockholder who requests it and is also available on FSFR’s website at http://fsfr.fifthstreetfinance.com.

Nominating and Corporate Governance Committee

The Company’s Nominating and Corporate Governance Committee is responsible for determining criteria for service on the Board, identifying, researching and nominating directors for election by its stockholders, selecting nominees to fill vacancies on the Board or a committee of the Board, developing and recommending to the Board a set of corporate governance principles and overseeing the self-evaluation of the Board and its committees and evaluation of management.

The members of FSFR’s Nominating and Corporate Governance Committee are Messrs. Dunn, Kay and Ray, each of whom is not an interested person of FSFR as defined in the 1940 Act and is independent for purposes of the NASDAQ Listing Rules. Mr. Dunn serves as the chairman of FSFR’s Nominating and Corporate Governance Committee. FSFR’s Nominating and Corporate Governance Committee met once during the 2015 fiscal year.

The charter of FSFR’s Nominating and Corporate Governance Committee is available in print to any stockholder who requests it and is also available on FSFR’s website at http://fsfr.fifthstreetfinance.com.

The Company’s Nominating and Corporate Governance Committee considers qualified director nominees recommended by stockholders when such recommendations are submitted in accordance with FSFR’s bylaws, and any other applicable law, rule or regulation regarding director nominations. Stockholders may submit candidates for nomination for the Board by writing to: Board of Directors, Fifth Street Senior Floating Rate Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830. When submitting a nomination for consideration, a stockholder must provide certain information about each person whom the stockholder proposes to nominate for election as a director, including: (i) the name, age, business address and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the class or series and number of shares of Company common stock owned beneficially or of record by the person; and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. Such notice must be accompanied by the proposed nominee’s written consent to be named as a nominee and to serve as a director if elected.

In evaluating director nominees, the Company’s Nominating and Corporate Governance Committee considers the following factors:

•	the appropriate size and composition of the Board;
•	its needs with respect to the particular talents and experience of its directors;
•	the knowledge, skills and experience of nominees in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;
•	the capacity and desire to serve as a member of the Board and to represent the balanced, best interests of its stockholders as a whole;
•	experience with accounting rules and practices; and
•	the desire to balance the considerable benefit of continuity with the periodic addition of the fresh perspective provided by new members.

The Company’s Nominating and Corporate Governance Committee’s goal is to assemble a Board that brings it a variety of perspectives and skills derived from high quality business and professional experience.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Company’s Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in the Company’s best interests and those of its stockholders. The Company’s Nominating and Corporate Governance Committee also believes it appropriate for certain key members of its management to participate as members of the Board. The Company’s Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. The Board does not have a specific diversity policy, but considers diversity of race, religion, national origin, gender, sexual orientation, disability, cultural background and professional experiences in evaluating candidates for Board membership.

The Company’s Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Nominating and Corporate Governance Committee or the Board decides not to re-nominate a member for re-election, the Nominating and Corporate Governance Committee would identify the desired skills and experience of a new nominee in light of the criteria above. Current members of the Company’s Nominating and Corporate Governance Committee and Board review and discuss for nomination the individuals meeting the criteria of the Nominating and Corporate Governance Committee. Research may also be performed to identify qualified individuals. We have not engaged third parties to identify or evaluate or assist in identifying potential nominees to the Board.

The Board, including the Independent Directors, unanimously recommended that Ivelin M. Dimitrov and Brian S. Dunn be nominated for election to the Board. The Board, including the Independent Directors, unanimously determined that recommending the nominees put forth by Ironsides for election to the Board would not be in the best interest of the Company primarily because the Board believes such nominees will support Proposal 3 to terminate the Investment Advisory Agreement with Fifth Street Management, which the Board has determined is not in the best interest of the Company for the reasons set forth in the section titled “Proposal 3 — Binding Proposal Put Forth by Ironsides to Terminate the Investment Advisory Agreement with Fifth Street Management” of this Proxy Statement.

Co-Investment Committee

The Company’s Co-Investment Committee is responsible for reviewing and approving certain co-investment transactions under the conditions of the exemptive order we received from the SEC.

The current members of FSFR’s Co-Investment Committee are Messrs. Dunn, Dutkiewicz, Kay and Ray, each of whom is not an interested person of FSFR as defined in the 1940 Act and is independent for purposes of the NASDAQ Listing Rules. Mr. Dunn serves as the chairman of the Co-Investment Committee. FSFR’s Co-Investment Committee met thirty-six times during the 2015 fiscal year.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics which applies to, among others, executive officers, including the Company’s principal executive officer and principal financial officer, as well as every officer, director and the investment personnel of the Company. Requests for copies should be sent in writing to Kerry S. Acocella, Chief Compliance Officer, Fifth Street Senior Floating Rate Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830. The Code of Business Conduct and Ethics is also available at http://fsfr.fifthstreetfinance.com.

If the Company makes any substantive amendment to, or grants a waiver from, a provision of the Code of Business Conduct and Ethics, the Company will promptly disclose the nature of the amendment or waiver on its website at http://fsfr.fifthstreetfinance.com.

Executive Compensation

The Company’s executive officers do not receive direct compensation from the Company. The compensation of the principals and other investment professionals of our investment adviser are paid by FSC CT, our administrator. Further, the Company is prohibited under the 1940 Act from issuing equity incentive compensation, including stock options, stock appreciation rights, restricted stock and stock, to its officers or directors, or any employees it may have in the future. Compensation paid to the chief financial officer and chief compliance officer and their staffs and other support personnel is set by our administrator, FSC CT, and is subject to reimbursement by the Company of such compensation for services rendered to it.

During fiscal year 2015, FSFR reimbursed FSC CT approximately $0.8 million for compensation expenses incurred by FSC CT on behalf of FSFR’s chief financial officer, chief compliance officer and other support personnel, pursuant to its Administration Agreement.

Director Compensation

The following table sets forth compensation of the Company’s directors for the fiscal year ended September 30, 2015:

Name	Fees Earned or Paid in Cash(1)(2)	Total
Interested Directors
Bernard D. Berman	—	—
Ivelin M. Dimitrov	—	—
Todd G. Owens	—	—
Independent Directors:
Brian S. Dunn	$117,000	$117,000
Richard P. Dutkiewicz	$83,800	$83,800
Jeffrey R. Kay	$80,100	$80,100
Douglas F. Ray	$78,800	$78,800

(1)	For a discussion of the Company’s Independent Directors’ compensation, see below.
(2)	The Company does not maintain a stock or option plan, non-equity incentive plan or pension plan for its directors.

For the fiscal year ended September 30, 2015, the Independent Directors received an annual retainer fee of $42,500, payable once per year to Independent Directors that attend at least 75% of the meetings held the previous year. In addition, the Independent Directors received $2,000 for each Board meeting in which the director attended in person and $1,000 for each Board meeting in which the director participated other than in person, and reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each Board meeting. The Independent Directors also received $1,000 for each Board committee meeting in which they attended in person and $500 for each Board committee meeting in which they participated other than in person, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each committee meeting not held concurrently with a Board meeting. The Independent Directors serving on FSFR’s Co-Investment Committee, which is responsible for reviewing and approving certain co-investment transactions under the conditions of the exemptive order we received from the SEC, also received $500 for each Co-Investment Committee meeting in which they attended in person and $300 for each Co-Investment Committee meeting in which they participated other than in person, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each Co-Investment Committee meeting not held concurrently with a Board meeting. Messrs. Berman, Dutkiewicz and Ray are members of the 2016 Annual Meeting Committee, which is responsible for various administrative matters relating to the Annual Meeting. Messrs. Dutkiewicz and Ray will each receive a one-time retainer of $5,000 for their service on the 2016 Annual Meeting Committee.

In addition, the chairman of the Audit Committee of FSFR received an annual retainer of $5,000, the chairman of the Nominating and Corporate Governance Committee and the Compensation Committee of FSFR each received an annual retainer of $2,500 and the chairman of the Co-Investment Committee received an annual retainer of $25,000. No compensation was paid to directors who are interested persons of FSFR as defined in the 1940 Act.

PROPOSAL 2 — RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2016 FISCAL YEAR

Upon the recommendation of the Audit Committee of the Board, the Board has appointed PwC as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2016, subject to ratification by the Company’s stockholders.

It is expected that a representative of PwC will be present at the Annual Meeting and will have an opportunity to make a statement if he or she chooses and will be available to answer questions.

Independent Auditor’s Fees

The following table presents fees for professional services rendered by PwC for the fiscal years ended September 30, 2015 and 2014.

	2015		2014
Audit Fees	$435,067		$227,800
Audit-Related Fees	$160,000		$150,000
Aggregate Non-Audit Fees:
Tax Fees	$40,000		$35,000
All Other Fees	—		—
Total Aggregate Non-Audit Fees	$40,000	(1)	$35,000	(2)
Total Fees	$635,067		$447,800

(1)	Non-audit fees represent 2% of total fees.
(2)	Non-audit fees represent 8.5% of total fees.

Audit Fees.  Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings.

Audit-Related Fees.  Audit-related services consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Fees.  Tax fees consist of fees billed for professional services for tax compliance. These services include assistance regarding federal, state and local tax compliance.

All Other Fees.  All other fees would include fees for products and services other than the services reported above.

Required Vote

The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy is required to approve this proposal. Abstentions and broker non-votes, if any, will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.

The Board unanimously recommends a vote “FOR” the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending September 30, 2016.

Audit Committee Report

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended September 30, 2015.

As part of its oversight of the Company’s financial statements, the Company’s Audit Committee reviewed and discussed with both management and its independent registered public accounting firm all of the Company’s financial statements filed with the SEC for each quarter during fiscal year 2015 and as of and for the fiscal year ended September 30, 2015. Company management advised the Audit Committee that all financial statements were prepared in accordance with U.S. generally accepted accounting principles (GAAP), and reviewed significant accounting issues with the Audit Committee. The Company’s Audit Committee discussed with its independent registered public accounting firm the matters required to be discussed by Auditing Standards No. 16, (Communication with Audit Committees), as adopted by the Public Company Accounting Board in Rule 3200T. The independent registered public accounting firm also provided to the Audit Committee the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed the subject of independence with the independent registered public accounting firm.

The Company’s Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by PwC, the Company’s independent registered public accounting firm. Pursuant to the policies, the Audit Committee pre-approves the audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such service does not impair the firm’s independence.

Any requests for audit, audit-related, tax, and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committees does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

The Company’s Audit Committee has reviewed the audit fees paid by the Company to the independent registered public accounting firm. It has also reviewed non-audit services and fees to assure compliance with the Company’s and Audit Committee’s policies restricting the independent registered public accounting firm from performing services that might impair its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the financial statements as of and for the fiscal year ended September 30, 2015, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015, for filing with the SEC. The Audit Committee also recommended to the Board the selection of PwC to serve as the independent registered public accounting firm of the Company for the fiscal year ending September 30, 2016.

Richard P. Dutkiewicz, Chairman
Brian S. Dunn, Member
Jeffrey R. Kay, Member
Douglas F. Ray, Member

PROPOSAL 3 — BINDING PROPOSAL PUT FORTH BY IRONSIDES TO TERMINATE
THE INVESTMENT ADVISORY AGREEMENT WITH FIFTH STREET MANAGEMENT

Ironsides has notified the Company that Ironsides intends to present the following binding proposal to stockholders at the Annual Meeting.

RESOLVED, that the Investment Advisory Agreement between Fifth Street Senior Floating Rate Corp. (the “Company”) and Fifth Street Management LLC (“FSM”), dated June 27, 2013, be, and it hereby is, terminated effective on the date that is 60 days from the date of the adoption of this Resolution at the 2016 Annual Stockholders Meeting of the Company (the “Effective Date”).

FSFR’s Opposition Statement Regarding Proposal 3

The Board unanimously recommends that FSFR stockholders vote “AGAINST” the binding proposal put forth by Ironsides to terminate the Investment Advisory Agreement with Fifth Street Management.

Fifth Street Management is a registered investment adviser under the Investment Advisers Act of 1940, that is partially and indirectly owned by FSAM. The Company has entered into the Investment Advisory Agreement with Fifth Street Management and Fifth Street Management currently serves as FSFR’s investment adviser.

FSFR stockholders benefit from a robust annual review of the investment advisory arrangements with Fifth Street Management under the 1940 Act. In accordance with the requirements of the 1940 Act, the Board, including its Independent Directors, reviews on an annual basis whether the terms of the Investment Advisory Agreement between FSFR and its investment adviser are fair in light of the services provided by the investment adviser. In other words, the Board considers whether the terms are fair and reasonable in relation to the services rendered. Specifically, although under the 1940 Act the Board is not precluded from engaging in a request for proposal (RFP) or other similar process in connection with this annual review or to engage the asset manager that offers the lowest cost fee structure, the 1940 Act does not require that the Board do so.

The review by the Board of the Investment Advisory Agreement, which was most recently completed in the third calendar quarter of 2015, included a robust evaluation of:

•	the nature, extent and quality of services to be performed by Fifth Street Management;
•	the investment performance of FSFR and other investment portfolios managed by its portfolio managers with similar strategies to FSFR;
•	the anticipated costs of providing services to FSFR;
•	the anticipated profitability to Fifth Street Management of its relationship with FSFR;
•	comparative information on fees and expenses borne by other comparable BDCs;
•	comparative BDC performance and other competitive factors;
•	the extent to which economies of scale have been realized as FSFR has grown; and
•	whether proposed fee levels reflect these economies of scale for the benefit of FSFR’s investors.

The Board, including its Independent Directors, unanimously approved renewal of the Investment Advisory Agreement. Consistent with applicable law and guidance from the federal courts, the Board based its determination to approve the continuation of the Investment Advisory Agreement on the total mix of information available to it and not on any single factor.

Potential Material Adverse Effects of Ironsides’ Binding Proposal

Event of Default Under the Citibank Facility and the East West Bank Facility

A termination of the Investment Advisory Agreement could lead to the termination of the Administration Agreement. If the Administration Agreement is terminated, certain current FSFR principals (i.e., Bernard Berman and Ivelin Dimitrov) would no longer be actively involved in FSFR’s operations, which would, absent obtaining a valid consent, waiver or amendment, constitute an event of default under the Loan and Security

Agreement entered into by the Company, acting as the investment manager (in such capacity, the “Collateral Manager”), and FS Senior Funding II LLC, the Company’s wholly-owned, special purpose financing subsidiary (“FS LLC”), with the lenders referred to therein, Citibank, N.A., as administrative agent, and Wells Fargo Bank, N.A., as collateral agent and custodian (the “Citibank Facility”). As of December 31, 2015, the Company had $109.2 million outstanding under the Citibank Facility. Moreover, since the Loan and Security Agreement entered into by the Company with East West Bank (the “East West Bank Facility”) contains a customary cross-default provision, the occurrence of an event of default under the Citibank Facility will result in an immediate event of default under the East West Bank Facility, absent obtaining a valid consent, waiver or amendment. Absent obtaining a valid consent, waiver or amendment from the counterparties to each facility, an event of default under the Citibank Facility or the East West Bank Facility would result in material adverse effects on FS LLC and the Company, including (i) reducing or eliminating the ability of FS LLC or the Company, as applicable, to draw any additional amounts under either or both facilities, which would, absent obtaining a valid consent, waiver or amendment, reduce or eliminate the availability of such amounts for distribution to the Company and for funding future investments, and (ii) causing amounts due under either or both facilities to become due and payable prior to the maturity thereof. There can be no assurance that FS LLC or the Company would be able to obtain the necessary consent, waiver or amendment to avoid an event of default under either or both facilities, that the cost of such consent, waiver or amendment would not be material and adverse to the business of FS LLC and the Company or that FS LLC or the Company would be able to re-finance or repay the amounts that would become due if the amounts under either or both facilities become due and payable. For information about the material adverse effects on the Company of the termination of the Administration Agreement, please see the section of this Proxy Statement entitled “Potential Material Adverse Effects of Ironsides’ Binding Proposal — Loss of Administrative Services and Fifth Street Name.”

The Company had approximately $20.5 million in cash, cash equivalents and restricted cash as of December 31, 2015.

Negative Effect on 2015 Debt Securitization

The Company acts as Collateral Manager for FS Senior Funding Ltd., the Company’s wholly-owned, special purpose financing subsidiary (“FS Senior Funding”) in a debt securitization transaction (the “2015 Debt Securitization”) that was completed on May 28, 2015 and engages Fifth Street Management to perform on its behalf its duties as Collateral Manager pursuant to a Sub-Advisory Agreement (the “Sub-Advisory Agreement”). If the Investment Advisory Agreement were terminated (and the Administration Agreement were then terminated as a result thereof), the Company may exercise its right to terminate the Sub-Advisory Agreement with Fifth Street Management, as the Company is entitled to do upon 30 days’ written notice, a new sub-adviser would need to be engaged, which could have material adverse effects on the performance of the portfolio of investments held by FS Senior Funding and the value of the Company’s investment in FS Senior Funding. The ensuing disruption in investment advisory services as a result of, among other factors, (i) a new adviser’s lack of familiarity with the investments in the 2015 Debt Securitization portfolio, (ii) the complicated terms of the governing documents for the 2015 Debt Securitization, which contain extensive limitations on, and criteria for the ongoing monitoring of, the Collateral Manager’s investment advisory activities, with which a new adviser would need to become familiar and (iii) the pursuit of a new investment strategy different from the one designed and pursued by Fifth Street Management during the acquisition of FS Senior Funding’s portfolio could materially and adversely affect the performance of the portfolio and thus could have a material adverse effect on the value of the collateral loan obligation notes including the equity value of FS Senior Funding.

In addition, during the “reinvestment period” for the 2015 Debt Securitization, which is scheduled to last until May of 2019, the Collateral Manager may sell up to 30% of the existing portfolio, but must reinvest the proceeds in new investments that satisfy specified reinvestment criteria. Further, additional debt may be issued by FS Senior Funding, but only if investments meeting the specified criteria can be identified. Without the loans originated by Fifth Street Management and its affiliates as a potential source of investments, FS Senior Funding may not be able to identify investments it would be permitted to acquire, which would adversely affect the value of its portfolio. Finally, the governing documents for the 2015 Debt Securitization permit its refinancing if certain conditions are met, including that portfolio investments can be sold to one or more purchasers at a purchase price that is sufficient to pay off all existing debt issued in the 2015 Debt Securitization. However, this refinancing option is less likely to be available without Fifth Street Management’s expertise and familiarity with the portfolio.

The implementation of Proposal 3 could also lead to a removal of the Company as the Collateral Manager. The following events both constitute “for cause” termination events under the Collateral Management Agreement (the “Collateral Management Agreement”), dated as of May 28, 2015, by and between the Collateral Manager and FS Senior Funding for the 2015 Debt Securitization: (i) any termination of the Sub-Advisory Agreement and the resulting inability of the Company to perform its obligations as Collateral Manager and (ii) certain “key persons” (i.e., Bernard Berman, Ivelin Dimitrov and Leonard Tannenbaum) no longer being actively involved in the management of the Company (which would occur, as described herein, if the Administration Agreement was terminated as a result of the termination of the Investment Advisory Agreement). If either or both events occurred following the termination of the Investment Advisory Agreement, either a majority of the holders of the subordinated notes issued in the 2015 Debt Securitization or a majority of its most senior class of notes (referred to as the “Controlling Class”) would have the right to terminate the Company for “cause” as Collateral Manager. The Class A Notes, which are held by unaffiliated, third-party investors are currently the Controlling Class. Replacing the Collateral Manager under the Collateral Management Agreement in the 2015 Debt Securitization is a complicated process which must be initiated at the direction of a majority of the subordinated notes and approved by a majority of the Controlling Class. If the various noteholder constituencies are unable to decide upon a replacement manager within 90 days of the termination of the current Collateral Manager, a court of competent jurisdiction may be petitioned to appoint a successor. Any termination and replacement process could be lengthy and disruptive and could adversely affect the performance of FS Senior Funding’s portfolio and the equity value of FS Senior Funding.

As of December 31, 2015, the Company had $182.3 million of 2015 Debt Securitization notes outstanding.

Loss of Co-Investment Opportunities

FSFR received exemptive relief on September 9, 2014 from the SEC allowing it to participate in negotiated co-investment transactions, subject to the conditions of the relief granted by the SEC, with certain affiliates, each of whose investment adviser is Fifth Street Management, or an investment adviser controlling, controlled by or under common control with Fifth Street Management, in a manner consistent with FSFR’s investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors, and pursuant to the conditions to the exemptive relief. Pursuant to the co-investment exemptive relief received by the Company, all purchases pursuant to the exemptive relief are required to be disposed of pursuant to the exemptive relief. The exemptive relief is premised on FSAM being the investment adviser to the Company. If FSAM is no longer the investment adviser to the Company, and if the Company holds the same investments as other funds that are advised by the same investment adviser (or affiliated investment adviser) as the Company, the Company would be unable to dispose of such investments without obtaining further exemptive relief. Although any new investment adviser to the Company could apply for exemptive relief with respect to the Company and other funds managed by such investment adviser and its affiliates, the process associated with obtaining such exemptive relief regularly takes in excess of nine months and there are no assurances such relief would be granted.

If FSFR is not able to rely on the existing relief or obtain further exemptive relief, and only in the circumstance that a new investment adviser manages both FSFR and an FSFR-affiliated fund, such that FSFR and its affiliated fund co-invest in the same portfolio: (i) FSFR would not be able to dispose of certain investments held by other funds under common control with FSFR, (ii) FSFR could lose some investment opportunities if its investment adviser cannot provide “one-stop” financing to a potential portfolio company; (iii) portfolio companies may reject an offer of funding arranged by FSFR or any new investment adviser to FSFR due to FSFR’s inability to commit the full amount of financing required by the portfolio company in a timely manner (i.e., without the delay that typically would be associated with obtaining single-transaction exemptive relief from the SEC); (iv) FSFR will likely be required to forego suitable investment opportunities because its individual or aggregate investment limits would require the investment adviser to arrange a syndication with unaffiliated entities; and (v) without the assets of the other co-investment affiliates available for a co-investment, there will likely be a decrease in the number of opportunities accessible to FSFR in its target investment size.

Loss of Administrative Services and Fifth Street Name

The termination of the Investment Advisory Agreement could lead to the termination of the Administration Agreement, including the loss of access to all administrative personnel, which would cause substantial disruption to the Company’s business and operations. In addition, the termination of the Investment Advisory Agreement would result in termination of the Company’s non-exclusive, royalty-free license to use the name “Fifth Street.” Under this license agreement, the Company has a right to use the “Fifth Street” name for so long as Fifth Street Management or one of its affiliates remains its investment adviser. Other than with respect to this limited license, the Company has no legal right to the “Fifth Street” name. Changing the name of FSFR would (i) require a rebranding of the Company with the attendant potential to lose brand recognition and market confidence and (ii) require the Company to hold a meeting of stockholders to change the name, which would be disruptive and costly, even if such meeting were held in conjunction with a meeting of stockholders to select a new investment adviser.

Negative Effect on Joint Venture with GF Equity Funding 2014 LLC

The Company and GF Equity Funding 2014 LLC (“GF Equity Funding”) co-invest through FSFR Glick JV LLC (“FSFR Glick JV”). FSFR Glick JV is managed by a four person board of directors, two of whom are selected by the Company and two of whom are selected by GF Equity Funding. FSFR Glick JV is capitalized as transactions are completed, and portfolio decisions and investment decisions in respect of the FSFR Glick JV must be approved by an investment committee of the FSFR Glick JV consisting of one representative of the Company and one representative of GF Equity Funding (with approval of each required). Although GF Equity Funding has no affirmative right to terminate FSFR Glick JV solely upon a termination of the Investment Advisory Agreement, the Company believes there is a material risk FSFR Glick JV could be adversely affected upon any such termination because GF Equity Funding may determine not to pursue future investment opportunities through FSFR Glick JV in the event that Fifth Street Management is no longer the investment adviser to FSFR (though, to date, GF Equity Funding has not stated to FSFR that it is their intention to do so).

Potential Amendments or Waivers of Debt

The Board and FSFR’s management continually monitor FSFR’s outstanding debt and may, at the appropriate time and depending on the facts and circumstances then existing, authorize management to discuss waivers and/or amendments with the debt counterparties and to begin discussions with alternative financing sources regarding the possibility of refinancing all or a portion of the outstanding debt of FSFR. However, there can be no assurance that FSFR would be able to obtain a valid consent, waiver or amendment to avoid an event of default under either the Citibank Facility or the East West Bank Facility that the cost of such consent, waiver or amendment would not be materially adverse to the business of FSFR or as to the feasibility of alternative financing (including the ability of FSFR to refinance or repay the amounts that would become due if the amounts under either or both facilities become immediately due and payable).

As of March 2, 2016, the Company had not approached any counterparties regarding a consent, waiver or amendment with respect to either the Citibank Facility or the East West Bank Facility or taken any action to obtain alternative financing to replace the indebtedness under either such facility.

Negative Effect on Day-to-Day Operations

If Ironsides’ binding proposal is approved, the Company would be required to provide 60 days’ advance notice to Fifth Street Management of termination. Any new advisory contract to be entered into by the Company requires the approval of (i) the Board (including a majority of the Independent Directors) and (ii) a majority of the Company common stock. For these purposes, as required by the 1940 Act, the vote of a “majority” of the outstanding Company common stock means the affirmative vote of (a) sixty-seven percent (67%) or more of the shares of Company common stock present at such meeting, if the holders of more than fifty-percent (50%) of the outstanding shares of Company common stock are present or represented by proxy or (b) more than fifty-percent (50%) of the outstanding shares of Company common stock, whichever is less.

The 1940 Act provides a temporary exemption to the approval requirements in the event a prior advisory contract is terminated which allows the Board (including a majority of the Independent Directors) to approve an interim contract. Such an interim contract is required to be approved within ten (10) business days after the termination of the prior advisory contract becomes effective, with the compensation to be received under the interim contract no greater than the compensation the adviser would have received under the previous contract. The interim contract could be with Fifth Street Management or a new investment adviser. The Board would then have 150 days to obtain stockholder approval for that investment advisory contact. If the Board either does not adopt an interim contract, or fails to obtain all required approvals for an investment advisory contract within the 150-day period, the Company would be an internally managed fund (i.e., there would be no external investment adviser), and the Board must either manage the Company itself or hire individuals to manage the Company, which the Board believes would be very difficult to do. The Board believes this process would cause significant distraction to the Board, is likely to disrupt the business and operations of the Company and could be detrimental to the value of the Company common stock. Further, Ironsides has put forth an advisory non-binding proposal that, if the stockholders vote in favor of terminating the Investment Advisory Agreement pursuant to Proposal 3, neither Fifth Street Management nor any of its principals or other affiliates should be engaged to manage or advise any of the assets of the Company in any capacity. Although Proposal 4 is not binding on the Board, we believe that a stockholder directive advising that the Company not enter into any future management arrangements with Fifth Street Management to manage or advise any of the assets of the Company in any capacity could limit the Board’s flexibility and potentially constrain its ability to exercise its business judgment in choosing an interim or long-term investment adviser, subject to stockholder approval.

If the Company became an internally managed fund, it would require fundamental changes to the Company’s day-to-day operations. The Company has no employees of its own. All of the personnel and services that the Company requires to operate its business are provided to it by FSC CT. None of the Company’s executive officers has an employment agreement with the Company or is paid their salaries or cash bonuses by the Company. Internalization of management of the Company would require that the Company hire new management and its own employees and purchase the necessary infrastructure to support the Company’s operations. Ironsides has not identified a new and qualified investment manager, nor has it identified a proposed process for internalizing the Company. Without an experienced and knowledgeable management team, the Company believes its value may be materially diminished.

The Board believes that the termination of the Investment Advisory Agreement would cause significant distraction to the management of the Company, is likely to disrupt the business and operations of the Company and could be detrimental to the value of the Company common stock. Nonetheless, if the Investment Advisory Agreement with Fifth Street Management is terminated, the Board (which may have a different composition than the current Board depending on the results of the election at the Annual Meeting) intends to carefully evaluate the situation at the time and take all appropriate actions to act in the best interests of the Company and its stockholders and to minimize the disruption to the Company and to seek both interim and longer term solutions to the issues that would arise as a result of the termination of Fifth Street Management as the investment adviser. In the event the Investment Advisory Agreement with Fifth Street Management is terminated, the Board may decide to seek an alternative qualified investment adviser, although there can be no assurance that the Board would be able to identify such a party, and if such a party is identified, that the Board would be able to negotiate an acceptable investment advisory agreement and obtain shareholder approval within the statutory time period.

Benefits of the Investment Advisory Agreement

FSAM, through Fifth Street Management, has a strong 17-year track record of creating value as a leading middle market credit-focused asset manager with proprietary origination capabilities, strong underwriting and portfolio management expertise. Fifth Street Management’s nationwide origination strategy and established platform are supported by nearly 80 professionals across locations in Greenwich, CT, Chicago, IL and San Francisco, CA. The Board firmly believes that Fifth Street Management is the right investment adviser for FSFR and has shown itself to be a prudent credit manager through multiple cycles. For example, Fifth Street Management:

•	has invested over $7 billion through Fifth Street Management’s history;

•	proactively limited FSFR’s exposure to energy, with the result that FSFR’s energy exposure at December 31, 2015 was only 0.7% (at fair market value) in one portfolio company — one of the lowest among peers;
•	carefully ramped FSFR’s portfolio since September 2014 — weighted average cash yield on debt investments (including the return on FSFR Glick JV) is 8.0%[1] as of December 31, 2015 with 100% of the underlying portfolio company investments in floating rate, senior secured loans; and
•	maintains active involvement with the credits in FSFR’s portfolio, including direct relationships with the private equity owners and the management teams, and exercising FSFR’s rights to attend board meetings where applicable.

FSFR is the largest senior floating rate BDC (by assets)2 and FSFR maintains one of the lowest base management fee structures in the industry with a 1% base management fee on gross assets (excluding cash) and a 50% catchup on the income portion of its incentive fee.3 FSFR also benefits from:

•	having 100% of its portfolio comprised of loans that pay cash interest;
•	being a party to the FSFR Glick JV, which is accretive to FSFR stockholders and expects to generate a positive return on FSFR’s investment; and
•	having a diversified and low-cost liability structure.[4]

For the fiscal year ended September 30, 2015, FSFR generated a return on equity5 that is above the median for all senior floating rate BDCs.6 In addition, during the 12-month period ended December 31, 2015, FSFR operated within the targeted leverage range of 0.8 – 0.9x debt-to-equity for the last three calendar quarters of 2015, positioning FSFR to potentially take advantage of the current credit dislocation. Furthermore, to improve operating flexibility, FSFR reset its dividend to a reduced level that it expects to meet or exceed on a quarterly basis in the near future and which it has covered on a quarterly run rate basis for the last two consecutive quarters. The Board is confident that Fifth Street Management has a clear strategic plan to enhance FSFR stockholder value, which is to maximize the Company's portfolio's total return by generating current income from its debt investments while seeking to preserve its capital. Additionally, FSFR seeks to invest in high quality assets and rotate out of lower yielding investments for higher yielding investments with strong risk adjusted returns generated by Fifth Street Management, while also growing the FSFR Glick JV.

Not only does FSAM, through Fifth Street Management, have a strong 17-year track record of creating value, but Fifth Street Management’s Investment Advisory Agreement with the Company has fee terms that are reasonable to the Company, especially when such terms are compared to peer companies’ investment advisory agreements.

In reviewing comparative fees charged by competitor firms in connection with their respective investment advisory contracts, the Board considered information regarding the base management and incentive fees paid

[1]	The 8.0% figure represents the yield on the entire portfolio, including FSFR’s interest in the FSFR Glick JV, which is jointly managed and owned with GF Equity Funding.
[2]	Peer group includes PFLT (PennantPark Floating Rate Capital Ltd.), SUNS (Solar Senior Capital Ltd.) and ACSF (American Capital Senior Floating, Ltd.), which represent the entire set of publicly traded floating rate BDCs.
[3]	ACSF does not pay an incentive fee. The FSFR catchup relates to the income portion of the incentive fee, and not the capital gains portion of the incentive fee.
[4]	As of December 31, 2015, the Company’s $109.2 million of borrowings under the Citibank Facility bore interest at a weighted average interest rate of 2.639%, and the $182.3 million of 2015 Debt Securitization notes had an annualized average interest rate of 2.372%; this compares to the weighted average cash yield on debt investments (including the return on FSFR Glick JV) of 8.0%.
[5]	Return on equity is the net investment income divided by average net asset value.
[6]	Peer group includes PFLT (PennantPark Floating Rate Capital Ltd.), SUNS (Solar Senior Capital Ltd.) and ACSF (American Capital Senior Floating, Ltd.).

by 18 other externally managed BDCs determined by the officers of FSFR to be comparable to FSFR based on a number of factors, including market capitalization and investment objectives. The Board also considered information on the expense and efficiency ratios for FSFR as compared with a more limited set of publicly traded senior floating rate peers. The publicly traded senior floating rate peer group consisted of PFLT (PennantPark Floating Rate Capital Ltd.), SUNS (Solar Senior Capital Ltd.), and ACSF (American Capital Senior Floating, Ltd.). The broader peer group also included externally-managed BDCs with current market capitalization between $100 million and $400 million: GAIN (Gladstone Investment Corporation), HRZN (Horizon Technology Finance Corporation), TICC (TICC Capital Corp.), WHF (WhiteHorse Finance, Inc.), ABDC (Alcentra Capital Corporation), CPTA (Capitala Finance Corp.), CMFN (CM Finance Inc), FDUS (Fidus Investment Corporation), GARS (Garrison Capital Inc.), GLAD (Gladstone Capital Corporation), MRCC (Monroe Capital Corporation), OFS (OFS Capital Corporation), SCM (Stellus Capital Investment Corp.), TPVG (TriplePoint Venture Growth BDC Corp.), and TCRD (THL Credit, Inc.).7 The floating rate oriented BDCs are included in the broader peer group and MVC (MVC Capital, Inc.) was excluded.8 As part of its review, the Board considered that as of September 30, 2015:

•	FSFR’s base management fee of 1.00% (excluding cash and cash equivalents) fell within the range (and continued to fall within range through the quarter ending December 31, 2015) of 0.80% to 2.00% paid to the investment advisors of this peer group, with 15 of the 18 peer companies paying a base management fee of more than 1.00% and two of the 18 peer companies also paying a base management of 1.00%;

[7]	To provide a larger and controlled sample size for comparison, this peer group was selected based on market capitalization to ensure that market-based comparisons (e.g., stock returns) are not skewed by variances such as stock liquidity. To address the inherent limitations of comparisons based on a peer set consisting only of four publicly traded senior floating rate business development companies, though such smaller peer group is most similar to FSFR’s business model (including factors such as portfolio characteristics and risk profile), this broader peer group of 18 other externally managed BDCs was selected. This broader peer group was selected by market capitalization because market capitalization is a common filter for analyzing peer companies both within the BDCs set and more broadly. Selecting a peer group by market capitalization captures some of the advantages of metrics, such as assets under management, which identifies and groups companies of similar scale, but furthermore, as previously mentioned, ensures that market-based comparisons (e.g., stock returns) are not skewed by variances such as stock liquidity.
[8]	MVC was excluded from the Company's broader peer group due to MVC's lack of publicly filed recent financial data. Specifically, MVC (i) has not yet filed its Form 10-K for the year ended October 31, 2015 and (ii) until December 1, 2015, did not have any publicly filed recent financial data available for comparison.
Furthermore, as reported on its Form 8-K filed on November 11, 2015, on November 6, 2015, MVC received a letter from NYSE Regulation, Inc., the regulatory subsidiary of the New York Stock Exchange (the “NYSE”) indicating (i) that the NYSE had concluded that MVC failed to hold an annual meeting during the fiscal year of 2015 as required by Section 302 of the NYSE Listed Company Manual and (ii) that MVC will be added to the list of noncompliant issuers on the NYSE website and a below compliance indicator will be added to MVC’s ticker symbol. Additionally, as disclosed on the list of noncompliant issuers on the NYSE website, on February 1, 2016, the NYSE notified MVC of its failure to timely file its Form 10-K for the year ending October 31, 2015 and added a late filer indicator to MVC’s ticker symbol.
Robert Knapp, Founder and Managing Director of Ironsides Partners LLC, Ironsides Partners Opportunity Fund, Ironsides Partners Special Situations and other partnerships and entities that are related to Ironsides and a director nominee of Ironsides at the Annual Meeting, has been a member of the MVC board of directors for over 13 years, during which time he has served as Lead Independent Director, member of the Compensation Committee and Chairman of the Valuation Committee. During Mr. Knapp’s tenure on the MVC board of directors and service as Lead Independent Director, member of the Compensation Committee and Chairman of the Valuation Committee, MVC has failed to be in compliance with both securities law reporting obligations and stock exchange listing rules and standards for significant periods of time, as noted above.

•	For the quarter ending September 30, 2015, FSFR’s expense ratio of total non-interest expenses to average assets was only 2.5%, below the 3.5% median for its 18 peer companies and higher than only three of its 18 peer companies; and
•	For the quarter ending September 30, 2015, FSFR’s efficiency ratio of total non-interest expenses to total investment income was 37.6%, below the 40.2% median for its 18 peer companies and higher than seven of its 18 peer companies.

After taking the foregoing considerations into account, the Board, including all of the Independent Directors, believes that Proposal 3 is contrary to the best interests of FSFR and its stockholders.

For the reasons discussed above, FSFR stockholders strongly benefit from the services, experiences and resources of the current investment adviser, Fifth Street Management, and there is an important continuing service to be provided to FSFR stockholders by maintaining Fifth Street Management as the Company’s investment adviser, subject to continued 1940 Act annual reviews.

The Board unanimously recommends that you vote “AGAINST” the binding proposal put forth by Ironsides to terminate the Investment Advisory Agreement with Fifth Street Management.

Required Vote

The proposal will be approved if it obtains the affirmative vote of: (i) 67% or more of the voting securities present at a meeting if the holders of more than 50% of the outstanding Company common stock are present or represented by proxy; or (ii) 50% of the outstanding Company common stock, whichever is the less. Abstentions and broker non-votes, if any, on Proposal 3 will have the effect of a vote against this proposal.

PROPOSAL 4 — ADVISORY NON-BINDING PROPOSAL PUT FORTH BY IRONSIDES, IF THE PROPOSAL TO TERMINATE THE INVESTMENT ADVISORY AGREEMENT IS SUCCESSFUL, ADVISING THE COMPANY’S BOARD OF DIRECTORS THAT NONE OF FIFTH STREET MANAGEMENT OR ANY OF ITS PRINCIPALS OR OTHER AFFILIATES SHOULD BE ENGAGED TO MANAGE OR ADVISE ANY OF THE ASSETS OF THE COMPANY IN ANY CAPACITY

Ironsides has notified the Company that Ironsides intends to present the following advisory non-binding proposal to stockholders at the Annual Meeting.

RESOLVED, that the stockholders hereby advise the Board of Directors of the Company that, if the stockholders vote in favor of terminating the Investment Advisory Agreement between the Company and FSM, following the Effective Date neither FSM nor any of its principals or other affiliates should be engaged to manage or advise any of the assets of the Company in any capacity, whether as a service provider to the Company or its affiliates, as an employee, officer, director, consultant of the Company or its affiliates, or otherwise.

FSFR’s Opposition Statement Regarding Proposal 4

The Board unanimously recommends that FSFR stockholders vote “AGAINST” the advisory non-binding proposal put forth by Ironsides that, if the stockholders vote in favor of terminating the Investment Advisory Agreement pursuant to Proposal 3, neither Fifth Street Management nor any of its principals or other affiliates should be engaged to manage or advise any of the assets of the Company in any capacity.

As discussed above in the Company’s opposition statement to Proposal 3, Fifth Street Management is a registered investment adviser under the Investment Advisers Act of 1940, that is partially and indirectly owned by FSAM. The Company has entered into the Investment Advisory Agreement with Fifth Street Management and Fifth Street Management currently serves as FSFR’s investment adviser. The termination of the Investment Advisory Agreement and any stockholder directive advising the Company not to engage Fifth Street Management nor any of its principals or other affiliates to manage or advise any of the assets of the Company in any capacity could have the potential material adverse effects set forth below.

Potential Material Adverse Effects of Ironsides’ Advisory Non-Binding Proposal

Event of Default under the Citibank Facility and the East West Bank Facility

As discussed above in the Company’s opposition statement to Proposal 3, an event of default under the Citibank Facility would occur if certain current FSFR principals (i.e., Bernard Berman and Ivelin Dimitrov) are no longer actively involved in FSFR’s operations. The Company believes that Proposal 4 would constrain the Company from continuing to engage these current FSFR principals from active involvement in FSFR’s operations, and therefore, absent obtaining a valid consent, waiver or amendment, could result in the occurrence of an immediate event of default under either or both the Citibank Facility and the East West Bank Facility. As discussed above in the Company’s opposition statement to Proposal 3, there can be no assurance that FS LLC or the Company would be able to obtain any necessary consent, waiver or amendment to avoid an event of default under either or both the Citibank Facility or the East West Bank Facility if Proposal 4 is implemented and the occurrence of any such event of default would result in material adverse effects on FS LLC and the Company.

Negative Effect on 2015 Debt Securitization

As described in the Company’s opposition statement to Proposal 3, the Company acts as Collateral Manager for FS Senior Funding, the Company’s wholly-owned, special purpose financing subsidiary, in the 2015 Debt Securitization and engages Fifth Street Management to perform on its behalf its duties as Collateral Manager pursuant to the Sub-Advisory Agreement. If the Investment Advisory Agreement were terminated (and the Administration Agreement were then terminated as a result thereof) in connection with the implementation of Proposal 3, the Company could then elect to exercise its right to terminate the Sub-Advisory Agreement with Fifth Street Management, as the Company is entitled to do upon 30 days’ written notice. A new sub-adviser would need to be engaged, which could have material adverse effects on the performance of the portfolio of investments held by FS Senior Funding and the value of the Company’s investment in FS Senior Funding for all of the reasons described in the Company’s opposition statement to Proposal 3. We believe these material adverse effects would only be exacerbated by the adoption of Proposal 4, which would ensure that the replacement sub-adviser, who could not be affiliated with Fifth Street Management or any of its principals or other affiliates, would have none of Fifth Street Management’s institutional knowledge, expertise or experience with the 2015 Debt Securitization portfolio.

The implementation of Proposal 3 and the adoption of Proposal 4 could also lead to a removal of the Company as the Collateral Manager for the 2015 Debt Securitization. As described above in the Company’s opposition statement to Proposal 3, (i) any termination of the Sub-Advisory Agreement and the resulting inability of the Company to perform its obligations as Collateral Manager and (ii) certain “key persons” no longer being actively involved in the management of the Company could both result in a “for cause” termination of the Company as Collateral Manager. If the Investment Advisory Agreement and the Administration Agreement were terminated in connection with the implementation of Proposal 3 and the administration of the Company were then taken over by an entity not affiliated with Fifth Street Management or any of its principals or other affiliates in connection with the adoption of Proposal 4, the required “key persons” would no longer be actively involved in the management of the Company and the Company could be terminated for cause as Collateral Manager. As described in the Company’s opposition statement to Proposal 3, replacing the Collateral Manager in the 2015 Debt Securitization is a complicated process that could become lengthy and disruptive and could adversely affect the performance of FS Senior Funding’s portfolio and the value of the Company’s equity stake in FS Senior Funding.

Negative Effect on Day-to-Day Operations

As discussed above in the Company’s opposition statement to Proposal 3, not only is there a statutory process for terminating an investment adviser, but there is also an established statutory process to select an investment adviser or interim investment adviser. Should the Company be compelled to terminate its Investment Advisory Agreement pursuant to the passage of Proposal 3, the Board (including a majority of the Independent Directors) may approve an interim investment advisory contract within 10 business days after the effective termination of the Investment Advisory Agreement. Notwithstanding the stockholder vote on Proposal 3, any such interim investment advisory contract could be with Fifth Street Management or a new investment adviser. Following the Board’s approval of such interim investment advisory contract, the Board would then have 150 days to obtain stockholder approval for such contact. If the Board either does not adopt an interim contract within 10 days of terminating the Investment Advisory Agreement, or fails to obtain all required approvals for such interim investment advisory contract within the 150-day period, the Company would be an internally managed fund (i.e, there would be no external investment advisor), and the Board must either manage the Company itself or hire individuals to manage the Company, which the Board believes would be very difficult to do.

As previously discussed, all of the personnel and services that the Company requires to operate its business are provided to it by FSC CT and internalization of management would require that the Company hire new management and its own employees and purchase the necessary infrastructure to support the Company’s operations. Ironsides has not identified a new and qualified investment manager, nor has it identified a proposed process for internalizing the Company. The Board believes that the termination of the Investment Advisory Agreement would cause significant distraction to the management of the Company, is likely to disrupt the business and operations of the Company and could be detrimental to the value of the Company common stock. Nonetheless, if the Investment Advisory Agreement with FSM is terminated, the Board (which may have a different composition than the current Board depending on the results of the election at the Annual Meeting) intends to carefully evaluate the situation at the time and take all appropriate actions to act in the best interests of the Company and its stockholders to potential issues as a result of the termination. In the event the Investment Advisory Agreement with FSM is terminated, the Board may decide to seek an alternative qualified investment adviser, although there can be no assurance that the Board would be able to identify such a party, and if such a party is identified, that the Board would be able to negotiate an acceptable investment advisory agreement and obtain shareholder approval within the statutory time period.

Limits the Board’s Exercise of its Fiduciary Duties

The Board has carefully considered Proposal 4 in light of the requirements of the 1940 Act and determined that precluding the Company from entering into any future management arrangements with Fifth Street Management or any of its principals or other affiliates to manage or advise any of the assets of the Company in any capacity would limit the Board’s flexibility and constrain its ability to exercise its business judgment in choosing an interim or long-term investment adviser, subject to stockholder approval. If Proposal 3 passes with the required stockholder vote, compelling the Company to terminate the Investment Advisory Agreement with Fifth Street Management, the Board will have to (i) identify an interim investment adviser that can be approved by the Board within 10 business days after the effective termination of the Investment Advisory Agreement or (ii) become self-managed. As stated above, such interim investment manager could be Fifth Street Management. Indeed, based on the swift statutory deadlines, statutory limits on compensation of an interim investment adviser and their past experience and knowledge of the Company, Fifth Street Management may be the best positioned interim investment adviser for the Company.

Henceforth, if Proposal 3 passes with the required stockholder vote, the Board should not be restricted in its determination of the Company’s interim investment adviser, so that such decision can be based on the relevant experience of potential asset management firms at such time. Proposal 4, which would constrain the Board from choosing Fifth Street Management or any of its principals or other affiliates as the Company’s interim investment adviser, limits the Board’s ability to choose the most suitable interim investment adviser at a future date.

In order for the Board to exercise its fiduciary duties and make the best decision for the Company and its stockholders, all options need to be available to the Board. Constraining the selection of a particular future investment adviser is not in the best interest of the Company, as such important decision should be made at the appropriate time with all available information. Proposal 4, which would constrain the Board from choosing what it may in the future determine to be the most suitable interim and/or long-term investment adviser, prevents the Board from exercising its business judgment and needlessly limits the options available to the Company in the future, and limiting the Company’s options in no way benefits the Company or its stockholders. Of course, when and if the Board must identify a new investment adviser, the Board will take the stockholders’ votes on Proposal 3 into account, but Proposal 4’s resolution to limit the Board’s choices before any decision is presented for action is counterproductive and contrary to the Board’s exercise of its fiduciary duties to Company stockholders.

For the reasons discussed above, it is important for FSFR stockholders that the Board have all options from which to choose an interim investment adviser if stockholders vote to terminate the Investment Advisory Agreement. By voting against Proposal 4 and ensuring that Fifth Street Management remains one of the choices for the Company’s interim investment adviser (if Proposal 3 passes with the required stockholder vote), stockholders will ensure that the Board can exercise its fiduciary duties, consider all options and choose the best interim investment adviser at the appropriate time.

The Board unanimously recommends that you vote “AGAINST” the advisory non-binding proposal put forth by Ironsides that, if the stockholders vote in favor of terminating the Investment Advisory Agreement pursuant to Proposal 3, neither Fifth Street Management nor any of its principals or other affiliates should be engaged to manage or advise any of the assets of the Company in any capacity.

Required Vote

The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy is required to approve this proposal. Abstentions and broker non-votes, if any, will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.

OTHER MATTERS

Legal Proceedings

FSAM and certain of FSFR's directors have been named as a defendant in three putative securities class-action lawsuits. The first lawsuit was filed on October 1, 2015 in the United States District Court for the Southern District of New York. The second lawsuit was filed on October 14, 2015 in the United States District Court for the District of Connecticut and has now been transferred to the Southern District of New York. The third lawsuit was filed on November 12, 2015, in the United States District Court for the Southern District of New York. The defendants in all three cases are FSC, FSAM, Leonard M. Tannenbaum, Bernard D. Berman, Alexander C. Frank, Todd G. Owens, Ivelin M. Dimitrov, and Richard Petrocelli. These lawsuits assert claims under Sections 10(b) and 20(a) of the Exchange Act on behalf of a putative class of persons and entities who purchased shares of FSC common stock between July 7, 2014 and February 6, 2015, inclusive. The complaints allege that, during the putative class period, the defendants engaged in a fraudulent scheme and course of conduct to artificially inflate FSC's assets and investment income and, in turn, FSAM's valuation at the time of its initial public offering in October 2014.

On December 4, 2015, a putative stockholder derivative action was filed on behalf of FSC in the United States District Court for the District of Connecticut. A similar putative derivative action was also filed in that court on December 31, 2015. The complaint names certain current and past officers and/or directors of FSC and FSAM (certain of which persons are also directors and officers of FSFR), consisting of Leonard Tannenbaum, Bernard D. Berman, Todd G. Owens, Ivelin M. Dimitrov, Alexander C. Frank, Steven M. Noreika, David H. Harrison, Brian S. Dunn, Douglas F. Ray, Richard P. Dutkiewicz, Byron J. Haney, James Castro-Blanco, Richard A. Petrocelli and Frank C. Meyer, and FSAM as defendants and FSC as the nominal defendant. FSFR is not a party to such complaint. The complaint's underlying allegations are related to the allegations in the securities class-actions against FSC and others, as described in the previous paragraph. The complaint alleges that the FSC's board of directors approved unfair advisory and management agreements with entities related to FSAM and that certain defendants engaged in allegedly improper conduct to make FSAM appear more attractive to potential investors before its initial public offering.

On January 7, 2016, a putative securities class-action lawsuit on behalf of FSAM investors was filed in the United States District Court for the District of Connecticut. The complaint names FSAM and certain officers and/or directors of FSAM (certain of which persons are also directors and officers of FSFR), consisting of Leonard M. Tannenbaum, Bernard D. Berman, Alexander C. Frank, Steven M. Noreika, Wayne Cooper, Mark J. Gordon, Thomas L. Harrison, and Frank C. Meyer as defendants. The lawsuit asserts claims under Sections 11, 12(a)(2), and 15 of the Securities Act of 1933 on behalf of a putative class of persons and entities who purchased FSAM common stock in or traceable to FSAM's initial public offering on October 30, 2014. The complaint alleges that the defendants made materially false and misleading statements of fact and failed to disclose material facts concerning FSC's assets and investment income in FSAM's Form S-1

Registration Statement filed October 28, 2014 and the IPO prospectus filed October 30, 2014, and that those misstatements and omissions purportedly inflated FSAM's valuation at the time of its initial public offering.

On January 27, 2016, two stockholder derivative actions were filed on behalf of the Company in the Superior Court Judicial District of Stamford/Norwalk at Stamford. The first complaint is captioned John Durgerian v. Leonard M. Tannenbaum, et al., and names certain current and past officers and/or directors, consisting of Leonard M. Tannenbaum, Bernard D. Berman, Alexander C. Frank, Todd G. Owens, Ivelin M. Dimitrov, Richard A. Petrocelli, James Castro-Blanco, Brian S. Dunn, Richard P. Dutkiewicz, Byron J. Haney, Jeffrey R. Kay, Douglas F. Ray, Sandeep K. Khorana, Steven M. Noreika, David H. Harrison and Frank C. Meyer, and FSAM as defendants and FSC as the nominal defendant (collectively, the “Connecticut Action Defendants”). The second complaint is captioned Kamile Dahne v. Leonard M. Tannenbaum, et al., and names certain current and past officers and/or directors, consisting of the Connecticut Action Defendants. The underlying allegations in each of these derivative actions are related to the allegations in the securities class actions against FSC and others described above. The complaints allege that FSC’s board of directors approved unfair advisory and management agreements with entities related to FSAM and that certain defendants engaged in allegedly improper conduct to make FSAM appear more attractive to potential investors before its initial public offering. The plaintiffs seek actions to reform and improve FSC’s corporate governance and certain restitution, among other relief, but have not specified the amount of damages being sought in any of the actions.

FSC and certain other individuals and entities have been named as defendants in a putative class action lawsuit filed by a purported FSC stockholder on January 29, 2016, in the Court of Chancery of the State of Delaware. The defendants in the case are Bernard D. Berman, James Castro-Blanco, Ivelin M. Dimitrov, Brian S. Dunn, Richard P. Dutkiewicz, Byron J. Haney, Sandeep K. Khorana, Todd G. Owens, Douglas F. Ray, Fifth Street Management, FSAM, FSC and FSH. The complaint alleges that the defendants breached their fiduciary duties to FSC stockholders by, among other things, in connection with a proxy contest with RiverNorth, perpetuating and failing to terminate FSC’s investment advisory agreement with Fifth Street Management; seeking to have existing board members and management remain in place; and including certain disclosures in FSC’s proxy materials, including, among other things, the effect that termination of the investment advisory agreement would have on FSC’s debt obligations, business, and operations. The complaint seeks, among other things, an injunction preventing FSC and its board of directors from soliciting proxies for the 2016 annual meeting until additional disclosures are made; a declaration that the defendants have breached their fiduciary duties by refusing to terminate the investment advisory agreement and by acting to have the FSC board of directors and Fifth Street Management remain in place; a declaration that any shares repurchased by FSC after the record date of the 2016 annual meeting of stockholders will not be considered outstanding shares for purposes of the FSC stockholder approvals sought at the 2016 annual meeting of stockholders; and awarding plaintiff costs and disbursements. At the same time as the complaint was filed, the plaintiff filed a motion for a preliminary injunction and a motion for expedited proceedings. On February 15, 2016, after discussions between the parties, plaintiff took the position that based on (i) FSC’s prior supplemental disclosures, (ii) FSC’s commitment to seek a revision or waiver of the default events under the credit facilities or replacement financing and appropriate rulings/waivers from the Small Business Administration if RiverNorth’s proposal to terminate the investment advisory agreement were approved, and (iii) FSC’s agreement to include certain additional disclosures in future revisions to FSC’s annual meeting proxy materials (including further explication as to the reasons the FSC board determined that the investment advisory agreement termination proposal could lead to material adverse outcomes for FSC, and as to the public availability of certain documents referenced in the Annual Meeting proxy materials), the claims that formed the basis of plaintiff’s motion for a preliminary injunction and related motion for expedited proceedings had been mooted. Based on the PSA, pursuant to which RiverNorth withdrew its proposal to terminate the investment advisory agreement between FSC and Fifth Street Management and its director nominees and agreed to support the Company’s director nominees, FSFR understands that FSC believes that all of the claims in the complaint are moot. On February 22, 2016, the defendants filed motions to dismiss the complaint.

FSFR understands that each of FSAM and FSC believes that all of the claims in the securities class-actions are without merit and that each of FSAM and FSC intends vigorously to defend itself against the plaintiffs' allegations in the above referenced securities class-action lawsuits.

Stockholder Proposals

Any stockholder proposals submitted pursuant to the SEC’s Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the 2017 annual meeting of stockholders must be received by the Company on or before November 5, 2016. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: Fifth Street Senior Floating Rate Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830, Attention: Corporate Secretary. In order for any proposal by an FSFR stockholder made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) of the Exchange Act, it must be received by us not later than January 19, 2017. If your proposal is not “timely” within the meaning of Rule 14a-4(c), then proxies solicited by us for the 2017 annual meeting of stockholders may confer discretionary authority to us to vote on that proposal.

Stockholder proposals or director nominations for the Company to be presented at the 2017 annual meeting of stockholders, other than stockholder proposals submitted pursuant to the SEC’s Rule 14a-8, must be delivered to, or mailed and received at, the principal executive offices of the Company not less than ninety (90) days prior to the date of the anniversary of the previous year’s annual meeting of stockholders. For the 2017 annual meeting of stockholders, the Company must receive such proposals and nominations no later than January 9, 2017. If the annual meeting of stockholders is scheduled to be held on a date more than thirty (30) days prior to or delayed by more than sixty (60) days after such anniversary date, stockholder proposals or director nominations must be received no later than the close of business ninety (90) days prior to such annual meeting or the tenth (10th) day following the day on which such notice of the date of the 2017 annual meeting of stockholders was mailed or such public disclosure of the date of the annual meeting was made. Proposals must also comply with the other requirements contained in FSFR’s bylaws, including supporting documentation and other information.

Other Business

The Board does not presently intend to bring any other business before the Annual Meeting. As to any other business that may properly come before the Annual Meeting, however, the proxies, in the form enclosed, will be voted in respect thereof in accordance with the discretion of the proxyholders.

*  *  *

Whether or not you expect to attend the Annual Meeting, please follow the instructions on your WHITE proxy card or the enclosed voting instruction form to vote via the Internet or telephone, or sign, date and return a WHITE proxy card in the postage-paid envelope provided so that you may be represented at the Annual Meeting.

Delivery of Proxy Materials

Please note that only one copy of the 2016 Proxy Statement, the 2015 Annual Report or Notice of Annual Meeting may be delivered to two or more stockholders of record of FSFR who share an address unless we have received contrary instructions from one or more of such stockholders. We will deliver promptly, upon request, a separate copy of any of these documents to stockholders of record of FSFR at a shared address to which a single copy of such document(s) was delivered. Stockholders who wish to receive a separate copy of any of these documents, or to receive a single copy of such documents if multiple copies were delivered, now or in the future, should submit their request by calling us collect at (203) 681-3600 or by writing to Fifth Street Senior Floating Rate Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830, Attention: Corporate Secretary.

ANNEX A TO 2016 PROXY STATEMENT

ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Under applicable SEC rules and regulations, members of the Board of Directors and certain executive officers and other employees (if applicable) of the Company, FSC CT and FSAM are “participants” with respect to the Company’s solicitation of proxies in connection with the Annual Meeting. The following sets forth certain information about the persons who are “participants.”

Entities

The following table sets forth the name and business address of FSAM, an entity which may be deemed to be a “participant” with respect to the Company’s solicitation of proxies in connection with the Annual Meeting.

Name	Business Name and Address
Fifth Street Asset Management Inc.	Fifth Street Asset Management Inc., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830

Directors and Nominees

The following table sets forth the names and business addresses of the directors of the Company, as well as the names and principal business addresses of the corporation or other organization in which the principal occupations or employment of the directors is carried on. The principal occupations or employment of the Company’s directors are set forth under the heading “Proposal 1: Election of Directors” in this Proxy Statement.

Name	Business Address
Ivelin M. Dimitrov	c/o Fifth Street Senior Floating Rate Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830
Bernard D. Berman	c/o Fifth Street Senior Floating Rate Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830
Brian S. Dunn	c/o Fifth Street Senior Floating Rate Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830
Richard P. Dutkiewicz	c/o Fifth Street Senior Floating Rate Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830
Jeffrey R. Kay	c/o Fifth Street Senior Floating Rate Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830
Todd G. Owens	c/o Fifth Street Senior Floating Rate Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830
Douglas F. Ray	c/o Fifth Street Senior Floating Rate Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830

Certain Officers and Other Employees

The following table sets forth the name and principal occupation of the officers and employees of the Company, FSC CT and FSAM who are “participants.” The principal occupation refers to such person’s position with the applicable entity, and the principal business address of each such person is c/o Fifth Street Senior Floating Rate Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830.

Name	Principal Occupation
Ivelin M. Dimitrov	Chief Executive Officer of the Company; Chief Investment Officer of FSAM; President and Chief Investment Officer of FSC
Todd G. Owens	President of the Company; Co-President of FSAM; Chief Executive Officer of FSC

Name	Principal Occupation
Bernard D. Berman	Chairman of the Company; Co-President and Chief Compliance Officer of FSAM; Chairman of FSC
Steven M. Noreika	Chief Financial Officer of the Company; Chief Financial Officer of FSC; Chief Financial Officer of Fifth Street Management
Kerry S. Acocella	Chief Compliance Officer and Secretary of the Company; Chief Compliance Officer and Secretary of FSC; Chief Compliance Officer and Senior Vice President, Legal of Fifth Street Management; Secretary of FSAM
Robyn E. Friedman	Senior Vice President, Head of Investor Relations of the Company, FSAM and FSC
Alexander C. Frank	Chief Operating Officer and Chief Financial Officer of FSAM
Leonard M. Tannenbaum	Chairman and Chief Executive Officer of FSAM
David A. Heilbrunn	Managing Director of FSAM
James F. Velgot	Chief of Staff of FSAM

Information Regarding Ownership of the Company’s Securities by Participants

Except as described in this Annex A or in this Proxy Statement, none of the persons listed above under “Directors and Nominees” or “Certain Officers and Other Employees” owns any Company securities of record that they do not own beneficially. The number of Company securities beneficially owned by directors and named executive officers as of March 2, 2016 is set forth under the heading “Security Ownership of Certain Beneficial Owners and Management” in this Proxy Statement. The number of Company securities beneficially owned by the Company’s other officers and employees who are “participants” as of December 31, 2015, is set forth below.

Name	Company Securities Owned
Kerry S. Acocella	200
Alexander C. Frank	3,000
Robyn E. Friedman	475
David A. Heilbrunn	2,562
Leonard M. Tannenbaum(1)	3,074,967.536
James F. Velgot	0
FSH(2)	154,728

(1)	These shares account only for those shares over which Mr. Tannenbaum has sole voting and dispositive power and exclude shares held directly by FSH. Mr. Tannenbaum also has shared voting and dispositive power of 154,728 shares that are directly held by FSH, and accounted for separately on this table, over which FSAM, for which Mr. Tannenbaum serves as Chairman and Chief Executive Officer, has shared voting and dispositive power. Of the shares of Company common stock over which Mr. Tannenbaum has sole voting and dispositive power, Mr. Tannenbaum holds 2,968,458,536 shares directly and Mr. Tannenbaum is the record holder of 95,634 shares of Company common stock beneficially owned by the Leonard M. Tannenbaum Foundation and is the custodian of 10,875 shares of Company common stock held for his three children. Mr. Tannenbaum holds some of the shares in a margin account pursuant to a brokerage agreement. The number of shares of Company common stock beneficially owned is based on the FSFR Schedule 13D/A.
(2)	As referenced in the above footnote, FSH is the record holder of 154,728 shares of Company common stock beneficially owned by Leonard M. Tannebaum over which FSAM, for which Mr. Tannenbaum serves as Chairman and Chief Executive Officer, has shared voting and dispositive power. The number of shares of Company common stock beneficially owned is based on the FSFR Schedule 13D/A.

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth purchases and sales of the Company’s securities during the past two years by the persons listed above under “Directors and Nominees” and “Certain Officers and Other Employees.” To the extent the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities, it is noted below along with the amount of indebtedness as of March 2, 2016 (the latest practicable date).

Company Securities Purchased or Sold (3/2/14 through 3/2/16)

Name	Date	Number of Shares, Non-Qualified Options and Deferred Units Acquired or (Disposed of)	Transaction Description
Kerry S. Acocella	2/25/2016	200	1
Bernard D. Berman	12/11/2014	5,000	1
	12/12/2014	2,000	1
	2/10/2015	1,000	1
	5/20/2015	2,000	1
	8/12/2015	2,000	1
	2/4/2016	10,000	1
	2/5/2016	10,000	1
	2/8/2016	10,000	1
	2/9/2016	10,000	1
	2/24/2016	14,000	1
	2/25/2016	12,500	1
Ivelin M. Dimitrov	8/20/2014	1,000	1
	12/11/2014	5,500	1
	12/12/2014	200	1
	1/16/2015	200.26	2
	8/12/2015	1,100	1
	8/13/2015	3,900	1
Brian S. Dunn	12/16/2015	5,500	1
Richard P. Dutkiewicz	9/25/2014	1,000	1
	9/18/2015	1,000	1
	12/16/2015	1,000	1
Alexander C. Frank	11/25/2014	1,000	1
	12/11/2014	2,000	1
Robyn E. Friedman	12/11/2014	200	1
	12/21/2015	100	1
	2/25/2016	175	1
David A. Heilbrunn	8/13/2015	2,562	1
Steven M. Noreika	04/15/2014	7.98	2
	7/15/2014	9.77	2
	10/15/2014	14.20	2
	12/11/2014	500	1
	1/15/2015	15.45	2
	4/15/2015	29.37	2
	5/15/2015	10.71	2

Name	Date	Number of Shares, Non-Qualified Options and Deferred Units Acquired or (Disposed of)	Transaction Description
	6/15/2015	10.79	2
	7/15/2015	11.68	2
	8/17/2015	12.16	2
	9/15/2015	9.53	2
	10/15/2015	9.51	2
	11/16/2015	9.96	2
	12/22/2015	11.01	2
	1/15/2016	11.82	2
	2/16/2015	12.64	2
Todd G. Owens	12/16/2014	15,000	1
	2/24/2016	10,000	1
	2/25/2016	10,000	1
Douglas F. Ray	3/2/2016	5,000	1
Leonard M. Tannenbaum	3/20/2014	85,870	1
	4/15/2014	2	2
	7/15/2014	2	2
	8/14/2014	154,918	1
	8/15/2014	519	1
	8/18/2014	45,000	1
	8/19/2014	25,000	1
	9/9/2014	32,049	1
	9/16/2014	40,000	1
	9/17/2014	10,000	1
	9/24/2014	20,000	1
	9/23/2014	40,206	1
	10/15/2014	3	2
	12/11/2014	350,000	1
	12/12/2014	145,265	1
	12/15/2014	233,098	1
	12/16/2014	170,000	1
	12/17/2014	7,500	1
	12/18/2014	2,000	1
	12/23/2014	16,484	1
	12/26/2014	10,000	1
	12/30/2014	25,000	1
	12/31/2014	15,000	1
	1/15/2015	3	2
	2/10/2015	10,000	1
	2/12/2015	3,400	1
	4/15/2015	3	2
	5/13/2015	60,000	1
	5/14/2015	48,925	1
	5/15/2015	6,816	1
	5/15/2015	1	2
	5/18/2015	70,000	1
	5/19/2015	20,000	1
	5/20/2015	20,100	1
	6/4/2015	1,375	1
	6/8/2015	5,978	1

Name	Date	Number of Shares, Non-Qualified Options and Deferred Units Acquired or (Disposed of)	Transaction Description
	6/9/2015	5,400	1
	6/11/2015	101	1
	6/15/2015	1	2
	6/26/2015	26,574	1
	7/15/2015	1	2
	8/12/2015	64,052	1
	8/13/2015	27,379	1
	8/17/2015	2	2
	8/18/2015	10,000	1
	8/21/2015	8,200	1
	9/2/2015	40,000	1
	9/15/2015	1	2
	10/15/2015	1	2
	11/16/2015	1	2
	12/16/2015	33,912	1
	12/17/2015	33,912	1
	12/18/2015	30,000	1
	12/22/2015	52,758	1
	12/22/2015	1	2
	12/23/2015	26,006	1
	12/24/2015	23,600	1
	12/28/2015	50,491	1
	12/29/2015	50,491	1
	12/30/2015	50,491	1
	12/31/2015	50,491	1
	1/5/2016	1,302	2
	1/28/2016	13,572	1
	1/29/2016	40,915	1
	2/1/2016	39,284	1
	2/2/2016	39,284	1
	2/3/2016	19,642	1
	2/4/2016	29,284	1
	2/5/2016	29,284	1
	2/8/2016	35,845	1
	2/9/2016	35,845	1
	2/16/2016	1,286	2
FSH	9/21/2015	25,005	1
	9/22/2015	16,204	1
	9/23/2015	4,577	1
	9/24/2015	28,400	1
	9/25/2015	25,204	1
	9/28/2015	19,017	1
	9/29/2015	19,017	1
	9/30/2015	17,304	1

(1)	Open market acquisition.
(2)	Reflects shares issued under the Company’s dividend reinvestment plan.

Miscellaneous Information Concerning Participants

Except as described in this Annex A or in this Proxy Statement, neither any participant nor any of their respective associates or affiliates (together, the “Participant Affiliates”) is either a party to any transaction or series of transactions since October 1, 2013 or has knowledge of any current proposed transaction or series of proposed transactions (i) to which the Company or any of its subsidiaries was or is to be a participant, (ii) in which the amount involved exceeds $120,000 and (iii) in which any participant or Participant Affiliate had, or will have, a direct or indirect material interest. Furthermore, except as described in this Annex A or in this Proxy Statement, (a) no participant or Participant Affiliate, directly or indirectly, beneficially owns any securities of the Company or any securities of any subsidiary of the Company, and (b) no participant owns any securities of the Company of record but not beneficially.

Except as described in this Annex A or in this Proxy Statement, no participant or Participant Affiliate has entered into any agreement or understanding with any person with respect to any future employment by the Company or any of its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party.

Except as described in this Annex A or in this Proxy Statement, there are no contracts, arrangements or understandings by any participant or Participant Affiliate since October 1, 2013 with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as described in this Annex A or in this Proxy Statement, and excluding any director or executive officer of the Company or FSAM acting solely in that capacity, no person who is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

FIFTHSTREET

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Fifth Street Senior Floating Rate Corp. common stock for the upcoming Annual Meeting of Stockholders.

PLEASE REVIEW THE PROXY STATEMENT AND VOTE TODAY IN ONE OF THREE WAYS:

1. **Vote by Telephone—**Please call toll-free in the U.S. or Canada at **1 (866) 814-2810**, on a touch-tone phone. If outside the U.S. or Canada, call **1 (215) 521-1345**. Please follow the simple instructions. You will be required to provide the unique control number printed below.

OR

2. **Vote by Internet—**Please access **https://www.proxyvotenow.com/fsfr** and follow the simple instructions. Please note you must type an "s" after http. You will be required to provide the unique control number printed below.

CONTROL NUMBER:

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a WHITE proxy card.

OR

3. **Vote by Mail—**If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return the WHITE proxy card in the postage-paid envelope provided, or mail to: Fifth Street Senior Floating Rate Corp., c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155.

▼ TO VOTE BY MAIL, PLEASE DETACH WHITE PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

[X] Please mark your vote as in this example

The Board of Directors recommends you vote "FOR" all the nominees listed in Proposal 1 and "FOR" Proposal 2.

Proposal 1 To elect the directors of the Company to hold office until the Company's 2019 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

Nominees: (01) Ivelin M. Dimitrov; (02) Brian S. Dunn

FOR ALL ☐ WITHHOLD ALL ☐ FOR ALL EXCEPT ☐

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "For All Except" box above and write the name of nominee(s) on the line provided below).

____

FOR ☐ AGAINST ☐ ABSTAIN ☐

The Board of Directors recommends that you vote AGAINST Proposal 3.

Proposal 3 To approve the binding stockholder proposal put forth by Ironsides to terminate the Investment Advisory Agreement with Fifth Street Management LLC.

FOR ☐ AGAINST ☐ ABSTAIN ☐

The Board of Directors recommends that you vote AGAINST Proposal 4.

Proposal 4 To approve the advisory non-binding proposal put forth by Ironsides regarding Fifth Street Management LLC, as described in the Proxy Statement.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Date: ______________________________

____
(Signature)

____
(Signature, Joint Owner)

____
Title(s)

NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE TODAY.

SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE.

▼ TO VOTE BY MAIL, PLEASE DETACH WHITE PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

WHITE PROXY CARD

FIFTH STREET SENIOR FLOATING RATE CORP.

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Kerry Acocella and Robyn Friedman, and each of them, as proxies of the undersigned, with full power of substitution in each of them, to the 2016 Annual Meeting of Stockholders (the "Annual Meeting") of Fifth Street Senior Floating Rate Corp., a Delaware corporation (the "Company"), to be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York on April 7, 2016, at 9:00 a.m., local time, and at any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast and to otherwise represent the undersigned with all powers that the undersigned would possess if personally present at the Annual Meeting. The undersigned hereby revokes any proxy heretofore given with respect to the Annual Meeting.

THIS PROXY IS REVOCABLE. UNLESS A CONTRARY DIRECTION IS INDICATED, VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST FOR THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2, AGAINST PROPOSAL 3 AND AGAINST PROPOSAL 4. IF SPECIFIC INSTRUCTIONS ARE INDICATED, VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE THEREWITH. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXYHOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.